EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN



                           LORACA INTERNATIONAL, INC.,

                              HL ACQUISITION CORP.

                                       AND

                               HOMELOAN.COM, INC.,

                             WILLIAM B. LOUGHBOROUGH

                                       AND

                        TEJAS MONTERREY INVESTMENTS, LTD.




                          DATED AS OF OCTOBER 30, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1  THE MERGER..........................................................1
    Section 1.1 the Merger.....................................................1
    Section 1.2 Conversion of Shares...........................................1
    Section 1.3 Articles of Incorporation and Bylaws of the Surviving
                Corporation....................................................4
    Section 1.4 Surrender and Exchange of Homeloan Common Stock................4
    Section 1.5 Fractional Shares..............................................7
    Section 1.6 No Further Transfers...........................................7
    Section 1.7 Lost, Stolen or Destroyed Certificates.........................7
    Section 1.8 Tax Consequences...............................................7
    Section 1.9 Taking of Necessary Action; Further Action.....................8
    Section 1.10 Conversion of Shares; No Liability............................8
    Section 1.11 Withholding Rights............................................8

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF HOMELOAN...........................9
    Section 2.1 Organization; Qualification....................................9
    Section 2.2 Authority Relative to this Agreement...........................9
    Section 2.3 Capitalization.................................................9
    Section 2.4 Subsidiaries; Absence of Certain Agreements...................10
    Section 2.5 Governmental Consents and Approvals...........................11
    Section 2.6 Contracts.....................................................12
    Section 2.7 No Violations.................................................12
    Section 2.8 Approvals, Licenses, Permits, Etc.............................12
    Section 2.9 Financial Statements..........................................13
    Section 2.10 Title to and Condition of Assets and Property................13
    Section 2.11 Litigation...................................................14
    Section 2.12 Absence of Changes...........................................14
    Section 2.13 Undisclosed Liabilities; Commitments.........................15
    Section 2.14 Environmental Matters........................................16
    Section 2.15 Loan Portfolio; Allowance; Asset Quality.....................18
    Section 2.16 Pension Matters..............................................21
    Section 2.17 Labor Matters................................................22
    Section 2.18 Originator Agreements........................................23
    Section 2.19 Surety Obligations...........................................24
    Section 2.20 Taxes........................................................24
    Section 2.21 Pipeline Loans...............................................24
    Section 2.22 Marketing, Solicitation and Origination Materials............25
    Section 2.23 Proprietary Rights...........................................25
    Section 2.24 Antitakeover Provisions Inapplicable.........................25
    Section 2.25 No Brokers...................................................26
    Section 2.26 Condition of Homeloan........................................26
    Section 2.27 Compliance With Law; Conduct.................................26

    Section 2.28 Insurance....................................................26
    Section 2.29 Indemnification..............................................26
    Section 2.30 Items Reflected in the Homeloan Disclosure Schedule..........27
    Section 2.31 Bank Accounts; Powers of Attorney............................28
    Section 2.32 Transactions With Affiliates.................................28
    Section 2.33 Corrupt Practices............................................28
    Section 2.34 Investment in Competitors....................................28
    Section 2.35 No Default...................................................29
    Section 2.36 Books and Records............................................29
    Section 2.37 Copies of Documents..........................................29
    Section 2.38 Completeness of Disclosures..................................29
    Section 2.39 Tax Treatment of the Merger..................................29

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF LORACA AND MERGER SUB.............29
    Section 3.1 Organization; Qualification...................................30
    Section 3.2 Authority Relative to This Agreement..........................30
    Section 3.3 Capitalization................................................30
    Section 3.4 Validity of Shares to be Issued...............................30
    Section 3.5 Pending Acquisitions; Pro Forma Capitalization/
                 Financial Statements.........................................31
    Section 3.6 Governmental Consents and Approvals...........................31
    Section 3.7 No Violations.................................................31
    Section 3.8 Financial Statements; Sec Reports.............................32
    Section 3.9 Litigation....................................................32
    Section 3.10 Absence of Changes...........................................32
    Section 3.11 Undisclosed Liabilities; Commitments.........................33
    Section 3.12 Compliance With Law; Conduct.................................33
    Section 3.13 Corrupt Practices............................................33
    Section 3.14 Ownership of Merger Sub No Prior Activities..................33
    Section 3.15 No Brokers...................................................33
    Section 3.16 Copies of Documents..........................................34
    Section 3.17 Completeness of Disclosures..................................34
    Section 3.18 Tax Treatment of the Merger..................................34
    Section 3.19 Condition of Homeloan........................................34

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF OWNERS............................34
    Section 4.1 Title to Shares...............................................34
    Section 4.2 Authority Relative to This Agreement..........................34
    Section 4.3 Certain Transactions or Arrangements..........................35
    Section 4.4 Investments in Competitors....................................35
    Section 4.5 Copies of Documents...........................................35
    Section 4.6 Owners' Representation and Warranty...........................35

ARTICLE 5  ADDITIONAL AGREEMENTS..............................................35

    Section 5.1 Conduct of Business of Homeloan and Loraca....................35
    Section 5.2 Forbearances by Homeloan......................................35
    Section 5.3 Investigation of Business and Properties......................37
    Section 5.4 Confidentiality...............................................37
    Section 5.5 Public Announcements..........................................38
    Section 5.6 Agreement to Consummate.......................................38
    Section 5.7 Registration Rights...........................................38
    Section 5.8 Merger Sub Stockholder's Approval.............................38
    Section 5.9 Homeloan Stockholders' Approval...............................39
    Section 5.10 Notice to Warrant Holders and Convertible Note Holders.......39
    Section 5.11 License......................................................39
    Section 5.12 Agreement Regarding Brokers..................................39
    Section 5.13 Representations, Warranties and Agreements; Survival.........39
    Section 5.14 Indemnification and Security Escrow..........................40
    Section 5.15 Election of Director.........................................42
    Section 5.16 Release of Guaranty..........................................42
    Section 5.17 Reserved.....................................................42
    Section 5.18 Stock Options, Warrants and Convertible Notes................42
    Section 5.19 Homeloan Financial Statements................................42
    Section 5.20 Securities Laws..............................................43
    Section 5.21 Appointment of and Action by Seller's Trustee................43
    Section 5.22 Litigation Committee.........................................43

ARTICLE 6  CONDITIONS PRECEDENT TO CLOSING....................................43
    Section 6.1 General Conditions............................................43
    Section 6.2 Conditions to Closing in Favor of Homeloan....................44
    Section 6.3 Conditions to Closing in Favor of Loraca......................45

ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER..................................47
    Section 7.1 Termination...................................................47
    Section 7.2 Effect of Termination.........................................48
    Section 7.3 Amendment.....................................................48
    Section 7.4 Extension; Waiver.............................................48

ARTICLE 8  GENERAL PROVISIONS.................................................49
    Section 8.1 Notices.......................................................49
    Section 8.2 Fees and Expenses.............................................50
    Section 8.3 Interpretation................................................50
    Section 8.4 Counterparts..................................................50
    Section 8.5 Miscellaneous.................................................50
    Section 8.6 Closing.......................................................50

EXHIBITS

Exhibit A--Delaware Certificate of Merger
Exhibit B--Escrow Agreement
Exhibit C--Opinions of Counsel for Loraca
Exhibit D--Opinion of Counsel for HomeLoan
Exhibit E--Registration Rights
Exhibit F--Forms of Employment, Consulting or Noncompete Agreement and/or
           Nonsolicitation Agreement


SCHEDULES

Schedule A--HomeLoan Disclosure Schedule
Schedule B--Loraca Disclosure Schedule
Schedule C--Owners Disclosure Schedule

52
AGREEME6.doc

AGREEME6.doc
                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of October 30, 2000 by and between HOMELOAN.COM, INC., a Delaware corporation ("HomeLoan" and sometimes referred to as the Surviving Corporation), LORACA INTERNATIONAL, INC., a Nevada corporation ("Loraca"), HL ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Loraca ("Merger Sub"), and WILLIAM B. LOUGHBOROUGH, individually, and TEJAS MONTERREY INVESTMENTS, LTD., a Texas limited partnership (collectively with William B. Loughborough, the "Owners").

                            RECITALS OF THE PARTIES:

         WHEREAS, the respective Boards of Directors of Loraca, Merger Sub and HomeLoan have approved the merger (the "Merger") of Merger Sub with and into HomeLoan in accordance with the laws of the State of Delaware and the provisions of this Agreement; and

         WHEREAS, Loraca, Merger Sub, HomeLoan and Owners desire to make certain representations, warranties and agreements in connection with, and to establish various conditions precedent to, the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

1.   THE MERGER

     1.1 THE MERGER. Pursuant to the terms of this Agreement, Merger Sub will be merged with and into HomeLoan pursuant to the laws of the State of Delaware in the manner and with the effect set forth herein and with HomeLoan continuing as the Surviving Corporation. Subject to the conditions contained in Article 6 of this Agreement, an executed Certificate of Merger, the form of which is attached as EXHIBIT A hereto, will be filed with the Secretary of State of the State of Delaware ("Certificate of Merger") as soon as practical following the time when the last of the conditions set forth in Article 6 of this Agreement shall have been fulfilled or waived in writing in accordance with such Article, or such earlier or later date as may be mutually agreeable to Loraca and HomeLoan.

     1.2 CONVERSION OF CURRENT OUTSTANDING SHARES.

          (a) Upon the effective time of the Merger as set forth in the Certificate of Merger (the "Effective Time"), the issued and outstanding shares of common stock, par value $.001 per share, of HomeLoan (the "HomeLoan Common Stock") other than shares of HomeLoan Common Stock to be issued immediately prior to the Effective Time upon the exercise of Warrants under Section 1.4(e)(ii), subject to applicable statutory provisions with respect to appraisal rights, any applicable withholding requirements and adjustment as herein provided, shall, immediately after the conversion of HomeLoan's Series A Convertible Preferred Stock into HomeLoan Common Stock pursuant to
     Article III, C., Section 10(b)(ii) of HomeLoan's Certificate of Incorporation, be converted into and become, and there shall be paid and issued, in exchange for such HomeLoan Common Stock an aggregate of 3,000,000 shares of Loraca common stock, par value $.001 per share (the "Loraca Common Stock"), subject to adjustment as provided in Section 1.2(c), such that each share of HomeLoan Common Stock outstanding at the Effective Time, not to exceed 14,280,083 shares of HomeLoan Common Stock in the aggregate (for purposes of this Agreement, giving effect to the conversion of all of HomeLoan's outstanding Series A Convertible Preferred Stock into HomeLoan Common Stock immediately prior to the exchange of HomeLoan Common Stock into Loraca Common Stock, but not giving effect to the issuance of HomeLoan Common Stock upon the exercise of Warrants under
     Section 1.4(e)(ii)), is exchanged for .21 shares subject to adjustment as provided in Section 1.2(c) (the "Common Stock Exchange Ratio") of Loraca Common Stock. To the extent that the outstanding number of shares of HomeLoan Common Stock exceeds 14,280,083 (exclusive of shares of HomeLoan Common Stock issued pursuant to the exercise of Warrants under Section 1.4(e)(ii)), the exchange ratio will be proportionately reduced. As used in this Agreement, "Common Stock Merger Consideration" shall mean 3,000,000 shares of Loraca Common Stock, subject to adjustment, to be issued in exchange for HomeLoan Common Stock as provided in this Section 1.2. In the event that HomeLoan has less than 14,280,083 shares of HomeLoan Common Stock outstanding at the Effective Time, the Common Stock Exchange Ratio shall be proportionately increased. Each share of HomeLoan Common Stock held in the treasury of HomeLoan or by a wholly owned subsidiary of HomeLoan shall be canceled as of the Effective Time, and no portion of the Common Stock Merger Consideration shall be payable with respect thereto. The Common Stock Merger Consideration shall be reduced by the amount otherwise payable or issuable to holders of HomeLoan Common Stock who exercise dissenters' rights in connection with the Merger based upon such stockholders' ownership of HomeLoan Common Stock outstanding on the Effective Time. The Common Stock Exchange Ratio shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization subsequent to the date of this Agreement applicable to shares of Loraca Common Stock held of record on or before the Effective Time. Of the Common Stock Merger Consideration, 47% of the shares of Loraca Common Stock shall be deposited into the Escrow (as defined in Section 5.14(a) hereof) as the Net Worth Calculation Shares (as defined in the Escrow Agreement) to secure and satisfy any adjustment to the Common Stock Merger Consideration pursuant to Scenario 1 set forth in Section 1.2(c) hereof, 33% of the shares of Loraca Common Stock shall be deposited into Escrow as contemplated by Section 5.14(a) hereof and the remaining 20% of the shares of Loraca Common Stock shall be issued to the holders of HomeLoan Common Stock based upon such stockholders' ownership of HomeLoan Common Stock outstanding upon the Effective Time, in accordance with
     Section 1.4 hereof; provided, that holders of HomeLoan Common Stock may provide alternative delivery instructions in writing to Loraca, including instruction by virtue of such stockholders' execution of a Stockholders Trust Agreement that provides for delivery of shares to the Seller Trustee thereunder, a copy of which is provided to Loraca on or prior to the Closing (as defined in Section 8.6 hereof).

          (b) CAPITAL STOCK OF MERGER SUB. The one thousand shares of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for 1,000 validly issued, fully paid and nonassessable shares of common stock, $0.001 par value, of the Surviving Corporation.

          (c) BOOK VALUE ADJUSTMENT. HomeLoan's book value was a negative $286,000 at August 31, 2000. Promptly after the Closing, Loraca and/or its representatives, William B. Loughborough and Loraca's independent auditor shall mutually perform a review, as of September 30, 2000, of the assets and the liabilities of HomeLoan (including all applicable documents, work papers and back up materials), for the purpose of mutually determining the book value of HomeLoan as of September 30, 2000, which determination shall be in accordance with generally accepted accounting principles, but after giving effect to any reduction in trade payables or other liabilities of HomeLoan subsequently negotiated, compromised, reduced and/or effected by HomeLoan or Loraca on or before November 30, 2000 (to the extent that shares of Loraca Common Stock are issued to effect such negotiations, compromises and reductions, the Loraca Board of Directors shall determine the amount and price of such issuances after consulting with William B. Loughborough). To the extent that HomeLoan's book value has declined below a negative $286,000 as of September 30, 2000, after giving effect to the foregoing reductions, Loraca shall reduce the Common Stock Merger Consideration and thus, proportionately, the Common Stock Exchange Ratio, by the following formula:


SCENARIO 1 - REDUCTION IN BOOK VALUE BELOW A NEGATIVE $286,000

Negative book value as    -   Negative $286,000          =  Change in book
of September 30, 2000                                       value

Change in book value      /   Average closing price of   =  Reduction in
                              Loraca Common Stock           Common Stock
                              for the 20 trading day        Merger Consideration
                              period ending on
                              November 30, 2000

     To the extent that HomeLoan's book value has increased above a negative $286,000 as of September 30, 2000, after giving effect to the foregoing reductions, Loraca shall increase the Common Stock Merger Consideration and, thus, proportionately, the Common Stock Exchange Ratio by the following formula (provided there shall only be an adjustment to the point where HomeLoan's book value is no longer negative and equals $0):

SCENARIO 2 - INCREASE IN BOOK VALUE ABOVE A NEGATIVE $286,000 (WHICH INCREASE MAY NOT EXCEED $0 FOR PURPOSES OF THIS CALCULATION)

Negative $286,000         -   Book Value as of           =  Change in Book
                              September 30, 2000                Value

Change in book value      /   Average closing price of   =  Increase in
                              Loraca Common Stock           Common Stock
                              for the 20 trading day        Merger Consideration
                              period ending on
                              November 30, 2000

PROVIDED, HOWEVER, that in no event shall more than 286,000 shares of Loraca
   Common Stock (subject to adjustments for stock splits, stock dividends and other similar corporate transaction) be issued under scenario 2.

     1.3 ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. Immediately after the Effective Time, the charter and bylaws of HomeLoan shall be amended in their entirety to conform to the charter and bylaws of Merger Sub in effect immediately prior to the Effective Time and shall become the charter and bylaws of the Surviving Corporation. At the Effective Time, and subject to Loraca's compliance with Section 5.15 hereof, the directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation.

     1.4 SURRENDER AND EXCHANGE OF HOMELOAN COMMON STOCK.

          (a) After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of HomeLoan Common Stock (the "HomeLoan Certificates") shall surrender such HomeLoan Certificates to Loraca or to such agent or agents (the "Exchange Agent") as may be designated by Loraca and, subject to the provisions of Section 5.14, shall receive in exchange therefor, upon satisfaction of customary delivery requirements and subject to applicable law with respect to the exercise of appraisal rights, certificates representing the number of whole shares of Loraca Common Stock into which shares of HomeLoan Common Stock have been converted, together with a check representing the cash adjustments for fractional shares, if any.

          (b) If any certificate evidencing shares of Loraca Common Stock is to be issued in a name other than that in which the HomeLoan Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the HomeLoan Certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Loraca Common Stock in any name other than that of the registered holder of the HomeLoan Certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (c) Until so surrendered and exchanged, each outstanding HomeLoan Certificate after the Effective Time shall be deemed for all corporate purposes (other than voting and the payment of dividends or other distributions as described below) to evidence the number of whole shares of Loraca Common Stock into which the shares of HomeLoan Common Stock represented by such HomeLoan Certificates are to be converted pursuant to
     Section 1.2 of this Agreement; PROVIDED, HOWEVER, that no dividends or -------- ------- other distributions, if any, in respect to such shares of Loraca Common Stock, declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered HomeLoan Certificates until such HomeLoan Certificates are surrendered. Subject to the effect, if any, of applicable law, after the surrender and exchange of HomeLoan Certificates, the record holders thereof on the date of exchange shall be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of whole shares of Loraca Common Stock for which such HomeLoan Certificate was exchangeable. Holders of any unsurrendered HomeLoan Certificates shall not be entitled to vote until such unsurrendered HomeLoan Certificates are exchanged pursuant to this Section 1.4. Holders of HomeLoan Common Stock who exercise appraisal rights in accordance with the provisions of the Delaware General Corporation Law (the "Delaware Act") shall only be entitled to receive the fair value of their shares of HomeLoan Common Stock, in accordance with Delaware Act. Such holders shall not be entitled to any dividends or other distributions payable on and after the Effective Time to holders of Loraca Common Stock with respect to the shares involved regardless of whether such holders have received payment for their shares.

          (d) Loraca may, without notice to any person, terminate all exchange agencies after sixty (60) days following the Effective Time of the Merger, and thereafter all exchanges, payments and notices provided for in this Agreement as being made to or by the Exchange Agent shall be made to or by Loraca or its transfer agent.

          (e) OUTSTANDING STOCK OPTIONS, WARRANTS AND CONVERTIBLE NOTES.

               (i) Each option outstanding at the Effective Time to purchase shares of HomeLoan Common Stock (a "Stock Option") granted under the Landmark Financial Services, Inc. Amended and Restated 1998 Stock Option Plan, the Landmark Financial Services, Inc. 2000 Omnibus Securities Plan, or any other stock plan or agreement of HomeLoan (collectively, the "HomeLoan Stock Plans") shall be assumed by Loraca and deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under each such Stock Option prior to the Effective Time, the number of shares of Loraca Common Stock as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior the Effective Time (not taking into account whether or not such option was in fact exercisable and after giving effect to any adjustments set forth in Section 1.2(c) hereof) at a price per share equal to (x) the aggregate exercise price for HomeLoan Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of shares of Loraca deemed purchasable pursuant to such Stock Option; PROVIDED, HOWEVER, to the extent that the number of shares of Loraca Common Stock that may be purchased upon exercise of any such Stock Option would otherwise result in any fractional share, upon exercise of any such Stock Option, the number of shares of Loraca Common Stock that may be so purchased shall be rounded down to the nearest whole share. The assumption of Stock Option shall be conditioned on the holder's execution and delivery to Loraca of an instrument, in such form and manner as Loraca may prescribe, evidencing the holder's acceptance of the terms and conditions on which Loraca proposes to assume such Stock Option.

               (ii) Immediately prior to the Effective Time, each warrant to purchase shares of HomeLoan Common Stock (a "Warrant") shall either
          (y) be exercised for HomeLoan Common Stock, which shall immediately upon the Effective Time be exchanged at the Common Stock Exchange Ratio into the right to receive Loraca Common Stock ("Loraca Warrant Consideration") or (z) shall expire; PROVIDED, HOWEVER, with respect to the Warrant of McDonald's Investments, Inc. to acquire 82,502 shares of HomeLoan Common Stock (the "McDonald Warrant"), Loraca shall assume the McDonald Warrant and the McDonald Warrant shall be deemed to be a warrant to acquire, on the same terms and conditions MUTATIS MUTANDIS as were applicable under such McDonald Warrant prior to the Effective Time, the number of shares of Loraca Common Stock as the holder of such McDonald Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such McDonald Warrant in full immediately prior to the Effective Time (not taking into account whether or not such McDonald Warrant was in fact exercisable) at a price per share equal to (x) the aggregate exercise price for HomeLoan Common Stock otherwise purchasable pursuant to such McDonald Warrant divided by (y) the number of shares of Loraca Common Stock deemed purchasable pursuant to such McDonald Warrant; PROVIDED, HOWEVER, to the extent -------- ------- that the number of shares of Loraca Common Stock that may be purchased upon exercise of any of such Warrants would otherwise result in any fractional share, upon exercise of any of such Warrants, the number of shares of Loraca Common Stock that may be so purchased shall be rounded down to the nearest whole share.

               (iii) At the Effective Time, each promissory note convertible into the right to purchase shares of HomeLoan Common Stock (a "Convertible Note") shall be assumed by Loraca and deemed to constitute a note convertible into the right to acquire, on the same terms and conditions MUTATIS MUTANDIS as were applicable under such Convertible Note prior to the Effective Time, the number of shares of Loraca Common Stock as the holder of such Convertible Note would have been entitled to receive pursuant to the Merger had such holder converted such Convertible Note in full immediately prior to the Effective Time (not taking into account whether or not such Convertible Note was in fact convertible) at a price per share equal to (x) the aggregate conversion price for HomeLoan Common Stock otherwise purchasable pursuant to such Convertible Note divided by (y) the number of shares of Loraca Common Stock deemed purchasable pursuant to such Convertible Note; PROVIDED, HOWEVER, that the number of shares of Loraca Common Stock that may be purchased upon conversion of such Convertible Note shall not include any fractional share, and upon conversion of such Convertible Note, a cash payment shall be made for any fractional share based upon the Closing Price of a share of Loraca Common Stock on the trading day immediately preceding the date of conversion.


               (iv) Within a commercially reasonable time after the Effective Time, Loraca shall cause to be delivered to each holder of a Stock Option and the McDonald Warrant and Convertible Note an appropriate notice setting forth such holder's rights pursuant thereto, and the Stock Option, the McDonald Warrant or Convertible Note shall continue in effect on the same terms and conditions.

               (v) Loraca shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Loraca Common Stock for delivery upon exercise of the Stock Options and the McDonald Warrant and conversion of the Convertible Notes in accordance with this Section 1.4(e).

     1.5 FRACTIONAL SHARES. No fractional share certificates of Loraca Common Stock shall be issued in connection with the conversion of shares of HomeLoan Common Stock in the Merger nor will any outstanding fractional share interest entitle the owner thereof to vote, to receive dividends or to exercise any other right of a stockholder of Loraca. In lieu of any such fractional shares, any holder of HomeLoan Common Stock shall, upon surrender thereof, be paid in cash the value of each such fraction, which for this purpose shall be the product of such fraction multiplied by $0.21 per share, subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization applicable to shares of Loraca Common Stock held of record on or before the Effective Time to the extent not reflected in such sale prices.

     1.6 NO FURTHER TRANSFERS. On the Effective Time, the stock transfer books of HomeLoan shall be closed, and no further transfer of HomeLoan Common Stock shall thereafter be made.

     1.7 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any HomeLoan Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed HomeLoan Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Loraca Common Stock as may be required pursuant to Section 1.2; PROVIDED, HOWEVER, that Loraca may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed HomeLoan Certificate to deliver a bond in such sum as it may reasonably direct or indemnity against any claim that may be made against Loraca or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

     1.8 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.9 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Loraca, Merger Sub and HomeLoan will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of HomeLoan and Merger Sub, the officers and directors of HomeLoan and Merger Sub immediately prior to the Effective Time are full authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     1.10 CONVERSION OF SHARES; NO LIABILITY. Any portion of the aggregate Common Stock Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of HomeLoan for six (6) months after the Effective Time shall be repaid by the Exchange Agent to Loraca upon the written request of Loraca. After such request is made, any stockholders of HomeLoan who have not theretofore complied with Section 1.10 shall look only to Loraca for payment and issuance of the Common Stock Merger Consideration deliverable in respect of each share of HomeLoan Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of HomeLoan Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Loraca (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Loraca, Merger Sub, the Exchange Agent or any other person shall be liable to any former holder of HomeLoan Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     1.11 WITHHOLDING RIGHTS. Loraca or the Exchange Agent shall be entitled to deduct and withhold from the Common Stock Merger Consideration otherwise payable pursuant to this Agreement to any holder of HomeLoan Common Stock such amounts as Loraca or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision or state, local or foreign tax law. To the extent that amounts are so withheld by Loraca or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares in respect of which such deduction and withholding was made by Loraca or the Exchange Agent.

2.       REPRESENTATIONS AND WARRANTIES OF HOMELOAN

Except as expressly set forth in the disclosure schedule delivered to Loraca by HomeLoan contemporaneously with the execution hereof (the "HomeLoan Disclosure Schedule"), HomeLoan hereby represents and warrants to Loraca as follows:

     2.1 ORGANIZATION; QUALIFICATION. HomeLoan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HomeLoan has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. HomeLoan is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, capitalization, financial position, operations, results of operations or prospects (a "Material Adverse Effect") on HomeLoan. HomeLoan has heretofore delivered to Loraca complete and correct copies of its Certificate of Incorporation and Bylaws as such are currently in effect.

     2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. HomeLoan has full corporate power and authority and has, or will have as of the Closing Date, all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies to execute, deliver and perform this Agreement and, subject to stockholder approval, to consummate the transactions contemplated hereby. The execution and delivery by HomeLoan of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of HomeLoan and, except for approval of the Merger by the common stockholders of HomeLoan, no other corporate proceedings on the part of HomeLoan are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by HomeLoan and, subject to common stockholder approval, constitutes a legal, valid and binding obligation of HomeLoan, enforceable against it in accordance with its terms.

     2.3 CAPITALIZATION. The authorized capital stock of HomeLoan consists of
(i) 50,000,000 shares of HomeLoan Common Stock, of which, as of the date hereof, 10,060,561 shares of HomeLoan Common Stock are validly issued and outstanding, fully paid and nonassessable and (ii) 15,000,000 shares of HomeLoan Preferred Stock of which, as of the date hereof, 6,000,000 shares have been designated Series A Convertible Preferred Stock, of which 4,219,522 shares are validly issued and outstanding, fully paid and nonassessable. It is anticipated that immediately prior to the Closing Date, all of the outstanding shares of Series A Convertible Preferred Stock will be converted into HomeLoan Common Stock on a one-for-one basis. As of the date of this Agreement there are no shares of HomeLoan Common Stock and no shares of HomeLoan Preferred Stock held in the treasury of HomeLoan, and there are no other shares of the capital stock of HomeLoan. To the actual knowledge of HomeLoan without investigation, the outstanding shares of capital stock of HomeLoan are free and clear of all pledges, security interests, liens, encumbrances, restrictions, claims and equities of every kind. There are outstanding options to acquire 872,555 shares of HomeLoan Common Stock. The Disclosure Schedule sets forth the number of Stock Options granted, the exercise price and the vesting schedule for each holder of an outstanding Stock Option. There are outstanding Warrants (exclusive of the McDonald Warrant) to acquire an aggregate of 1,404,202 shares of HomeLoan Series A Preferred Stock pursuant to the Warrant Agreements (assuming "Fair Value" of HomeLoan under the Warrants of $3,894,326, shares outstanding (on a fully diluted basis) of 18,535,582 and conversion of 100% of the related Convertible Notes as the amount subject to exercise under such Warrants is a percentage of the amount of the Convertible Note converted). Immediately prior to the Effective Time, the McDonald Warrant will be outstanding to acquire 82,502 shares of HomeLoan Common Stock, which shall become a warrant under Section 1.4(e)(ii) of this Agreement to acquire 17,325 shares of Loraca Common Stock. Only a Warrant for 295,238 shares will be exercised prior to Closing. All other Warrants (other than the McDonald Warrant) shall expire upon consummation of the Merger. Upon consummation of the Merger, only the McDonald Warrant will be outstanding. The Warrants were validly issued, are enforceable in accordance with their terms and there are no defaults thereon. There are Convertible Notes with an outstanding aggregate principal amount of $775,000 that are convertible into an aggregate of 2,851,297 shares of HomeLoan Series A Preferred Stock (assuming "Fair Market Value" of HomeLoan under certain of the Convertible Notes of $3,894,326 and shares outstanding of 18,535,582 on a fully diluted basis). The Convertible Notes were duly authorized, validly issued and enforceable in accordance with their terms, and there are no defaults thereon. As of the date hereof, except as disclosed in the HomeLoan Disclosure Schedule, there are no outstanding options, warrants, rights or other commitments to issue or sell any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from HomeLoan, any shares of its capital stock. No shares of HomeLoan's capital stock have been issued in violation of any preemptive rights or applicable federal or state securities laws. Except pursuant to the Delaware Act and as set forth in the Disclosure Schedule, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of HomeLoan or on the ability of HomeLoan to declare and pay dividends. There are no outstanding obligations of HomeLoan to repurchase, redeem or otherwise acquire any capital stock or other securities of HomeLoan.

     2.4 SUBSIDIARIES; ABSENCE OF CERTAIN AGREEMENTS.

          (a) The Subsidiaries of HomeLoan listed in the HomeLoan Disclosure Schedule constitute the only Subsidiaries of HomeLoan. Except as set forth on the HomeLoan Disclosure Schedule, each Subsidiary of HomeLoan is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased by such Subsidiary and to conduct its business at is now being conducted. Except as set forth on the HomeLoan Disclosure Schedule, each such Subsidiary is in good standing and duly qualified or licensed as a foreign corporation to do business in each of the jurisdictions in which the location of the property and assets owned, operated or leased by such Subsidiary or the nature of the business conducted by such Subsidiary make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect.

          (b) HomeLoan or a Subsidiary of HomeLoan has good and valid title to all shares of each such Subsidiary owned by HomeLoan or another Subsidiary of HomeLoan free and clear of all encumbrances. All of the outstanding shares of capital stock of each Subsidiary of HomeLoan are validly issued, fully paid and nonassessable, and there are no preemptive or similar rights in respect of any shares of capital stock of any such Subsidiary. All of the outstanding shares of each Subsidiary of HomeLoan were issued in compliance with all requirements of all applicable federal and state securities laws. Expect as set forth in the HomeLoan Disclosure Schedule, neither HomeLoan nor any Subsidiary of HomeLoan owns any capital stock of or other equity interest of any kind or nature in any person or entity.

          (c) As used in this Agreement, "Subsidiary" or "Subsidiaries" with respect to any corporation shall mean any other corporation of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors of such other corporation is at the time directly or indirectly owned or controlled by such first corporation, or by such first corporation and one or more of its Subsidiaries. For purposes of Articles 2, 3 and 4 this Agreement, the use of the term "HomeLoan" is deemed to include all of its Subsidiaries and all the representations of HomeLoan are deemed to also be representations of all of its Subsidiaries, and the use of the term "Loraca" is deemed to include all of its Subsidiaries and all the representations of Loraca are deemed to also be representations of all of its Subsidiaries.

          (d) Except as set forth in the HomeLoan Disclosure Schedule, there are no voting trusts, voting agreements or other agreements or understandings by and between or among HomeLoan, or any or all of its stockholders, whether or not HomeLoan is a party thereto, imposing any restrictions upon the transfer or voting of or otherwise pertaining to the securities of HomeLoan (including, but not limited to the HomeLoan Common Stock) or the ownership thereof, nor is any proxy in existence with respect to such shares. Any and all such restrictions set forth in the HomeLoan Disclosure Schedule shall be duly complied with or effectively waived as of the Effective Time.

     2.5 GOVERNMENTAL CONSENTS AND APPROVALS. Except as disclosed on the HomeLoan Disclosure Schedule, the execution, delivery and performance by HomeLoan of this Agreement and the consummation of the transactions contemplated hereby by HomeLoan and the continuation immediately after the Effective Time of HomeLoan's business and operations as currently conducted require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality, court, or authority ("Governmental Body"), other than (a) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware,
(b) any applicable filings and notifications with and consents and/or approvals of all correspondent lenders, governmental entities, and government sponsored entities, each specifically as described in the Disclosure Schedule, (c) any applicable filings and notifications with and consents and/or approvals of state authorities under state lending statutes and similar laws, and (d) such other consents, approvals, permits, authorizations, notifications or filings, the failure of which to obtain or make would not have a Material Adverse Effect on HomeLoan or materially adversely affect the ability of HomeLoan to perform its obligations set forth herein or to consummate the transactions contemplated hereby.

     2.6 CONTRACTS. HomeLoan has made available to Loraca true and correct copies of all current and pending contracts, including all exhibits, schedules and amendments. All contracts that are material to the conduct of HomeLoan's business ("Material Contracts") are listed in the HomeLoan Disclosure Schedule. All of the contracts are valid and binding upon HomeLoan, and to the best of HomeLoan's knowledge upon the other parties to the contracts, and in full force and effect. Except as set forth in the HomeLoan Disclosure Schedule, HomeLoan is not in default and HomeLoan has no knowledge of any defaults, events of default, or events, occurrences, or acts which, with the giving of notice or lapse of time, or both, would constitute defaults by parties other than HomeLoan under or with respect to any of the contracts. Except as set forth in the HomeLoan Disclosure Schedule, HomeLoan has fully performed all of its responsibilities and duties under each of the contracts.

     2.7 NO VIOLATIONS. Except as disclosed on the HomeLoan Disclosure Schedule, the execution, delivery and performance of this Agreement by HomeLoan, the consummation by HomeLoan of the transactions contemplated hereby or compliance by HomeLoan with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of HomeLoan, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action by any person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise), agreement, lease (of real or personal property) or other instrument or obligation to which HomeLoan is a party or by which HomeLoan may be bound, (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of HomeLoan, or (d) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to HomeLoan.

     2.8 APPROVALS, LICENSES, PERMITS, ETC. Except as set forth in the HomeLoan Disclosure Schedule, HomeLoan holds all licenses, certificates, franchises, permits and other governmental authorizations necessary for the lawful conduct of its business and operations. Except as set forth in the HomeLoan Disclosure Schedule, such licenses, certificates, franchises, permits and other governmental authorizations are in full force and effect and HomeLoan is in all material respects complying therewith. The HomeLoan Disclosure Schedule lists all states or jurisdictions where HomeLoan has received a license or approval from the Government National Mortgage Association ("Ginnie Mae"), the Federal National Mortgage Association ("Fannie Mae"), the Federal Home Loan Mortgage Corporation ("Freddie Mac"), and the appropriate state licensing agencies. Without limiting the foregoing, except as set forth in the HomeLoan Disclosure Schedule, HomeLoan (i) is qualified (a) by FHA as a mortgagee for FHA Loans, and
(b) by the VA as a lender for VA Loans; and (ii) has all other certifications, authorizations, franchises, licenses, permits and other approvals (together with the items set forth in clause (i) above, the "Licenses") necessary to conduct its current mortgage banking business. Except as set forth in the HomeLoan Disclosure Schedule, HomeLoan is in good standing under all applicable federal, state and local laws and regulations thereunder as a mortgage lender. Except as set forth in the HomeLoan Disclosure Schedule, HomeLoan has complied in all material respects with all such Licenses, and HomeLoan knows of no threatened suspension, cancellation or invalidation of, or penalties (including fines or refunds) under, any such License. The completion of the transactions contemplated herein will not impact the validity of the Licenses or the conduct of HomeLoan's business in any material respect.

     2.9 FINANCIAL STATEMENTS. The financial statements, financial statement schedules and notes to such financial statements and schedules of HomeLoan ("HomeLoan Financial Statements") for the year ended June 30, 2000, and the two months ended August 31, 2000, are complete and correct and were prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted in the HomeLoan Disclosure Schedule and except that the interim statements do not include footnotes, and fairly present the information purported to be shown therein. All such HomeLoan Financial Statements have been prepared from the books and records of HomeLoan, which accurately and fairly reflect the transactions and dispositions of the assets of HomeLoan. HomeLoan does not have any material liabilities, contingent or otherwise, whether due or to become due, known or unknown, other than as indicated on the latest balance sheet ("Latest HomeLoan Balance Sheet") included in the HomeLoan Financial Statements. HomeLoan has adequately funded all accrued employee benefit costs and such funding is reflected in the balance sheets included in the HomeLoan Financial Statements. HomeLoan has previously made available to Loraca true and accurate copies of all minutes of meetings of its Board of Directors and its stockholders since the commencement of HomeLoan's operations. Such minutes constitute a complete and correct record of all formal actions taken by the Board of Directors and by the stockholders of HomeLoan with respect to HomeLoan.

     2.10 TITLE TO AND CONDITION OF ASSETS AND PROPERTY. HomeLoan has good and marketable title to any and all assets reflected in the HomeLoan Financial Statements and currently owned and used in the operation of its businesses, and such assets are free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except as set forth in the HomeLoan Disclosure Schedule. The HomeLoan Disclosure Schedule further sets forth a description of all real property currently leased or otherwise occupied or used but not owned by HomeLoan, true, correct and complete copies of which leases and other agreements, including all amendments and modifications thereto, have previously been delivered to Loraca. Each of the leases is a valid and binding obligation of the parties thereto and neither HomeLoan nor the lessor thereunder is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any such lease. HomeLoan enjoys peaceful and undisturbed possession of its interests under all such leases. Except as set forth in the HomeLoan Disclosure Schedule, HomeLoan does not own any real property or any interest therein. The buildings, structures, improvements, assets and operations of HomeLoan are in a good state of maintenance and repair, ordinary wear and tear excepted, conform with all applicable restrictive covenants, deeds, leases, and restrictions and all applicable federal, state and local laws, ordinances, rules and regulations, including, but not limited to, those relating to zoning and working conditions and are considered by HomeLoan to be adequate for the current business of HomeLoan and its Subsidiaries.

     2.11 LITIGATION.

          (a) Except as disclosed in the HomeLoan Disclosure Schedule, there is no action, order, claim, suit, proceeding, litigation, investigation, inquiry, review or notice ("Proceeding") pending or threatened against, relating to or affecting HomeLoan, or any of its properties or assets or any officer or director of HomeLoan relating to HomeLoan, at law or in equity, before any Governmental Body. Neither HomeLoan nor any of its properties or assets is specifically by name, subject to any currently existing order, judgment, writ, decree or injunction. Except as disclosed in the HomeLoan Disclosure Schedule, HomeLoan is not subject to any currently existing Proceeding by any Governmental Body. HomeLoan has received no notice from any Governmental Body indicating that such Governmental Body would oppose the transactions contemplated hereby or would not grant or issue its consent or approval, if required with respect to the transactions contemplated hereby.

          (b) Other than with respect to immaterial claims or complaints that would not adversely affect Loraca's conduct of the Origination Business (as defined in Section 2.17) after Closing, (i) HomeLoan has provided to Loraca copies of all written complaints or claims by consumers or Governmental Bodies, investors and insurers received by HomeLoan since September 30, 1998, which are in HomeLoan's possession and which relate to or concern HomeLoan's conduct of the Origination Business or the origination practices of HomeLoan, any mortgage broker or other mortgage originator who has entered an Originator Agreement with HomeLoan ("Originator"); (ii) there is no pending or, to the best of HomeLoan's knowledge, threatened claim or complaint by a consumer or any Governmental Bodies, investors and insurers against HomeLoan; and (iii) since September 30, 1998, HomeLoan has not discarded or destroyed any written complaints or claims against HomeLoan by consumers or Governmental Bodies, investors and insurers.

     2.12 ABSENCE OF CHANGES. Since August 31, 2000, in each case except as disclosed in the HomeLoan Disclosure Schedule, the business of HomeLoan has been operated in the ordinary course consistent with past practice and (a) there has not been any material adverse change in the working capital, business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities of HomeLoan (contingent or otherwise, whether due or to become due, known or unknown); (b) there has not been any dividend declared or paid or distribution made on the capital stock of HomeLoan, or any capital stock of HomeLoan redeemed or repurchased; (c) HomeLoan has not incurred any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice and items related to the transactions contemplated hereby and specifically described herein or in the related transaction documents, or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves; (d) there has not been any salary, bonus or compensation increases to any officers, employees or agents of HomeLoan; (e) there has not been any pending or threatened litigation or disputes affecting HomeLoan; (f) HomeLoan has not paid, discharged or satisfied any material claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, encumbrances or liabilities (i) which are reflected or reserved against in the Financial Statements and which were paid, discharged or satisfied since the date thereof in the ordinary course of business and consistent with past practice, or (ii) which were incurred and paid, discharged or satisfied since August 31, 2000 in the ordinary course of business and consistent with past practice; (g) HomeLoan has not written down the value of any inventory, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs made in the ordinary course of business, consistent with past practice and at a rate no greater than during the 12 months ended August 31, 2000; (h) HomeLoan has not canceled any other debts or claims, or waived any rights, of substantial value;
(i) HomeLoan has not sold, transferred or conveyed any of its properties or assets (whether real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; (j) HomeLoan has not disposed of or permitted to lapse, or otherwise failed to preserve the exclusive rights of HomeLoan to use any patent, trademark, trade name, logo or copyright or any such application, or disposed of or permitted to lapse any material license, permit or other form of authorization, or disposed of or disclosed to any person other than Loraca, its affiliates and representatives and Donaldson Lufkin & Jenrette, and its affiliates and representatives any trade secret, formula, source code, process or know-how, or intellectual property rights; (k) HomeLoan has not paid, loaned or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction with, any of the Shareholders or the officers or directors of HomeLoan, any affiliates or associates of any Shareholder or HomeLoan or any of their respective officers or directors, or any business or entity in which any of such persons has any direct or material indirect interest, except for compensation to the officers and employees of HomeLoan at rates not exceeding the rates of compensation in effect at August 31, 2000, benefits payable to such persons under HomeLoan's employee benefit plans and the terms of any employment contracts in effect at August 31, 2000, copies of which have been provided to Loraca, and advances to employees in the ordinary course of business for travel and expense disbursements in accordance with past practice, but not in excess of $1,000 at any one time outstanding; or (l) there has not been any other change in the nature of, or the manner of conducting, the business of HomeLoan, other than changes that neither have had, nor reasonably may be expected to have, a Material Adverse Effect on the business of HomeLoan.

     2.13 UNDISCLOSED LIABILITIES; COMMITMENTS. Except as disclosed in the HomeLoan Disclosure Schedule, HomeLoan does not have any debts, guaranties, liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, (a) that were not accrued or reserved against in the HomeLoan Financial Statements; (b) that were incurred by HomeLoan, other than in the ordinary course of business; or (c) that in the aggregate have or can reasonably be expected to have a Material Adverse Effect on HomeLoan. HomeLoan has in all material respects performed all contracts, agreements and commitments to which it is a party, and to the knowledge of HomeLoan, there is not under any such contracts, agreements or commitments any existing default or event of default or event which with notice or lapse of time or both would constitute a default.

     2.14 ENVIRONMENTAL MATTERS. (i) With respect to HomeLoan and each of its
Subsidiaries:

          (a) HomeLoan, the Participation Facilities, and, to HomeLoan's knowledge, the Loan Properties (each as defined herein) are, and have been, in substantial compliance with all Environmental Laws (as defined herein);

          (b) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to HomeLoan's knowledge, threatened, before any court, governmental agency or board or other forum against it or any current or, to HomeLoan's knowledge, former Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any Participation Facility;

          (c) To HomeLoan's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or HomeLoan in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by a Loan Property;

          (d) To HomeLoan's knowledge, the properties currently or formerly owned or operated by HomeLoan (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than in compliance with applicable Environmental Law (PROVIDED, HOWEVER, that with respect to properties formerly owned or operated by HomeLoan, such representation is limited to the period HomeLoan owned or operated such properties);

          (e) HomeLoan has not received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party relating to Hazardous Materials or Remediation (as defined herein) thereof or indicating that it may be in violation of, or liable under, any Environmental Law, or any actual or, to HomeLoan's knowledge, potential administrative or judicial proceedings in connection with any of the foregoing;

          (f) To HomeLoan's knowledge, there are no underground storage tanks on, in or under any properties currently or formerly owned or operated by HomeLoan, any

     Participation Facility or any Loan Property and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by HomeLoan, any Participation Facility or any Loan Property which are or have been in the ownership of HomeLoan; and

          (g) To HomeLoan's knowledge, during the period of (l) HomeLoan's ownership or operation of any of its current or formerly owned properties,
     (m) HomeLoan's participation in the management of any Participation Facility, or (n) its holding of a security interest in a Loan Property, there has been no Release and there is currently no threatened Release of Hazardous Material in, on, under, affecting or migrating to such properties. To HomeLoan's knowledge, prior to the period of (x) HomeLoan's ownership or operation of any of their respective current properties, (y) HomeLoan's participation in the management of any Participation Facility, or (z) HomeLoan's holding of a security interest in a Loan Property, there was no Release of Hazardous Material in, on, under, affecting or migrating to any such property, Participation Facility or Loan Property.

(ii) The following definitions apply for purposes of this Section 2.14: (u) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (v) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (w) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called

     "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material and (iii) any state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of "Hazardous Substances" or other environmental condition of the Loan Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Loan Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Loan Property; (x) "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, extremely hazardous wastes, or words of similar meanings or regulatory effect under any Environmental Laws, including, but not limited to, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, flammables and explosives;
     (y) "Release" of any Hazardous Material includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in violation of or requiring action under any applicable Environmental Law; and (z) "Remediation" includes, but is not limited to, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release of Hazardous Materials, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials.

     2.15 LOAN PORTFOLIO; ALLOWANCE; ASSET QUALITY. With respect to each loan owned by HomeLoan in whole or in part and the date hereof and as of the Closing Date (each, a "Loan"), to the best knowledge of HomeLoan and, except as set forth on the HomeLoan Disclosure Schedule:

          (a) The Loan Documents are genuine, legally valid and binding obligations of the parties thereto (except as enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, Soldiers and Sailors Relief Act, laws relating to administering decedent's estates, and general principles of equity) and have been duly executed by parties of legal capacity, and all insertions in any Loan Document were correct when made. The Loan Documents were in material compliance with applicable law and Investor requirements upon origination and are complete in all material respects with regard to origination and servicing quality. All monies received with respect to each Loan have been properly accounted for and applied. HomeLoan has not originated any loan for placement into any Pool or placed or committed to place any loan into any Pool. HomeLoan has not violated any applicable law, regulation, ordinance, order, injunction or decree, or any other requirement of any governmental body, court or Investor or issuer in connection with the origination or servicing of the Loans (including, without limitation, those relating to the way in which adjustable rate loans are to be adjusted over time), except where such violation would not have a Material Adverse Effect on HomeLoan. All Loans were fully disbursed and made or consummated in accordance with all material applicable laws and regulations. The amount of the unpaid balance for each Loan is correct as set forth in the HomeLoan Disclosure Schedule and to HomeLoan's knowledge, there are no defenses, setoffs or counterclaims against payment under any such Loans.

          (b) The security interest granted in the collateral securing each Loan is valid, binding, duly perfected and enforceable (except as enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, Solders and Sailors Relief Act, laws relating to administering decedent's estates, and general principles of equity) first priority lien on the collateral. Neither the collateral nor any party to any related security interest has been released by HomeLoan, with the exception of partial releases, releases required by divorce decrees, releases required by assumptions, and other releases effective in accordance with Investor requirements. A title policy currently in effect to the benefit of the owner of each Loan has been issued for each Loan insuring that the security interest relating thereto is a valid first lien on the property therein described, which has not been modified.

          (c) HomeLoan has not modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file. HomeLoan is the sole holder of legal and beneficial title to each Loan (or HomeLoan's applicable participation interest, as applicable), except as otherwise referenced on the books and records of HomeLoan. There is no pending, or to HomeLoan's knowledge threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan, except as otherwise referenced on the books and records of HomeLoan. There is no litigation or proceeding pending, threatened, relating to the property which serves as security for a Loan that would have a Material Adverse Effect upon the related Loan. With respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

          (d) The allowance for possible losses reflected in HomeLoan's audited statement of condition at August 31, 2000 was, and the allowance for possible losses shown on the balance sheets in its reports for periods ending after August 31, 2000 will be, adequate, as of the dates thereof, under generally accepted accounting principles applicable to HomeLoan.

          (e) HomeLoan and all prior originators have complied with all of their contractual obligations which relate to any of the Servicing Rights including, without limitation, those relating to the way in which adjustable rate loans are to be adjusted over time. HomeLoan is a lawful fiduciary of all escrow accounts relating to the Servicing Rights, and such accounts have been and are being maintained in material compliance with applicable law. HomeLoan shall deliver to Loraca at the Closing written confirmation of the amounts and types of deposits from each financial institution with which HomeLoan maintains a fiduciary account. Such written report shall confirm in all material respects the amounts and types of fiduciary balances HomeLoan has previously reported to Loraca as being on hand at such financial institutions. There are no accrued liabilities of HomeLoan with respect to the Loans or the Servicing Rights that could result in any material loss to HomeLoan. All payoff and assumption statements with respect to each Loan provided by HomeLoan to borrowers or their agents were, at the time they were provided, complete and correct in all material respects.

     For purposes of this Section, the following terms shall have the following meanings:

     "FHA" means the Federal Housing Administration of the Department of Housing and Urban Development of the United States of America or any successor thereto.

     "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor thereto.

     "FNMA" means the Federal National Mortgage Association or any successor thereto.

     "GNMA" means the Government National Mortgage Association or any successor thereto.

     "Inventories" shall mean closed mortgage loans in process, whether committed or uncommitted, against which HomeLoan has incurred a funding liability.

     "Investor" means the FHLMC, FNMA, GNMA, a state, county or municipal housing authority or agency or any private investor, as the case may be, which either owns any of the Loans or any portion of a Pool of Loans, holds beneficial title to the Loans or any portion of a Pool of Loans, or guarantees securities based on or backed by such Loans.

     "Loan Documents" means all files, records and documents necessary to service the Loans in accordance with Investor requirements.

     "Loan" and "Loans" means each loan/mortgage and the aggregate of the loans/mortgages set forth on the HomeLoan Disclosure Schedule attached hereto, including but not limited to mortgages in process and those loans/mortgages set forth on Report CM181.

     "Pool" means the aggregation of Loans that have been pledged to collateralize securities.

     "Principal" means the outstanding principal balance of a Loan after the application, in accordance with the Loan Documents of all payments received.

     "Servicing Agreement" means the contract or agreement pursuant to which HomeLoan performs mortgage servicing with respect to any of the Loans.

     "Servicing Rights" means the right to receive the servicing fee income and any Ancillary Income arising from or connected to the Loans and the related obligations (i) to administer and collect the payments for the reduction of principal and application of interest; (ii) to pay taxes and insurance; (iii) to remit all amounts in accordance with the Servicing Agreement; (iv) to provide foreclosure services and full escrow administration; and (v) to perform such other obligations as may, from time to time, be imposed by any Investor.

     2.16 PENSION MATTERS. Neither HomeLoan nor any of its former Subsidiaries currently maintains or at any time has maintained or contributed to any defined benefit pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any multiemployer plans (as defined in Section 3(37)(A) of ERISA). Each employee benefit plan (as defined in Section 3(3) of ERISA) (each, an "Employee Benefit Plan" or "Plan") maintained for employees of HomeLoan or any of its former Subsidiaries or to which HomeLoan or any of its former Subsidiaries have contributed and any related trust agreement, annuity contract or any other funding or implementing instrument complies currently and has complied in the past, in all material respects, as to form, operation and administration, with the provisions of ERISA, as amended, and all other applicable laws, rules and regulations and with the Internal Revenue Code of 1986, as amended (the "Code"), where required in order to be tax-qualified under Section 401(a) or 403(a) and 501(a) of the Code, and no event has occurred that is reasonably likely to give rise to disqualification of any such Plan under said Sections. All necessary governmental approvals for the Employee Benefit Plans have been obtained; each Employee Benefit Plan that is subject thereto meets and has met at all times the minimum funding standards of Section 302 of ERISA, Section 412 of the Code and any other applicable law, and no accumulated funding deficiency, whether or not waived, exists with respect to any such Plan; each Employee Benefit Plan that is an employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) has been duly authorized by the Board of Directors of HomeLoan and a favorable determination as to the qualification under the Code of each such employee pension benefit plan has been made by the Internal Revenue Service and is currently effective. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any material penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code upon HomeLoan. The fair market value of the assets of each pension plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such plan as of the end of the most recent plan year ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such plan as of the date hereof. No notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any plan within the 12-month period ending on the date hereof. HomeLoan has not provided, or is not required to provide, security to any plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. There is no pending or, to HomeLoan's knowledge, threatened litigation, administrative action or proceeding relating to any plan. Except as provided elsewhere in this Agreement, there has been no announcement or commitment by HomeLoan to create an additional plan, or to amend any plan, except for amendments required by applicable law which do not materially increase the cost of such plan. HomeLoan does not have any obligations for post-retirement or post-employment benefits under any plan that cannot be amended or terminated upon thirty (30) days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or
Section 4980B of the Code, or similar state laws, the cost of which is borne by the insured individuals. All contributions required to be made under the terms of any plan have been timely made or have been reflected on HomeLoan's reports. With respect to HomeLoan, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by HomeLoan to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any plan or accelerate the time of payment or vesting of any such benefit.

     2.17 LABOR MATTERS. Except as set forth on the HomeLoan Disclosure Schedule, HomeLoan does not have any obligations, contingent or otherwise, under any employment or consulting agreement, or collective bargaining agreement or other contract with a labor union or other labor or employee group. To HomeLoan's knowledge, there are no efforts presently being made or threatened by or on behalf of any labor union with respect to the employees of HomeLoan and HomeLoan is not or ever has been party to any collective bargaining agreement or other arrangements with a labor union concerning its employees. HomeLoan is in compliance in all material respects with all federal, state or other applicable laws, domestic or foreign, regarding employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice. No unfair labor practice complaint against HomeLoan is pending or threatened before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage pending or threatened against or involving HomeLoan. No representation question exists respecting the employees of HomeLoan. No employment-related grievance or internal or informal complaint or liability with respect to the termination of any employee, consultant or agent exists. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted. No collective bargaining agreement is currently being negotiated by HomeLoan, and HomeLoan has not experienced any material labor difficulty. There is neither pending nor threatened Proceedings with respect to any contract, agreement, covenant or obligation referred to above. Except as set forth on the HomeLoan Disclosure Schedule, HomeLoan is not delinquent in payments to any of its officers, directors, employees or agents for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such officers, directors, employees or agents. In the event of termination of the employment of any of said officers, directors, employees or agents for any reason Loraca will not, pursuant to any agreement or by reason of anything done prior to the Closing Date by HomeLoan, be liable to any of said officers, directors, employees or agents for so-called "severance pay," any payments due any employee under any executive security, change in control or similar agreement or any other benefits or similar payments, including without limitation, pension, post-employment health care or life or other insurance benefits, except as provided in the employment agreements set forth in the HomeLoan Disclosure Schedules. All officers, directors, employees and consultants of HomeLoan are employed at will except for William B. Loughborough, Kevin Kidd, and Andrew Warrick, who have Employment Agreements with HomeLoan. To the best of HomeLoan's knowledge, neither HomeLoan, nor any affiliate of HomeLoan, nor any current director, officer, or other person employed by or acting as agent or representative for HomeLoan related to the mortgage loan origination business of HomeLoan ("Origination Business") is ineligible for employment in the Origination Business as a result of being barred from participation as a result of action by any federal, state or local regulatory authority. The consummation of the transactions contemplated by this Agreement will not result in any payments that are not deductible for federal income tax purposes by reason of Section 280G or 162(m) of the Code or otherwise.

     2.18 ORIGINATOR AGREEMENTS.

          (a) All Originators are listed on the HomeLoan Disclosure Schedule. HomeLoan has made available to Loraca a true and correct copy of the form of each of the Originator Agreements (as defined in Section 2.21) and each Originator Agreement is identical to such form in all material respects. The HomeLoan Disclosure Schedule shall set forth a list of all Originator Agreements currently in effect, including the name, HomeLoan code number, address, telephone and telecopy numbers and principal contact at each Originator, and whether the Originator is a HUD sponsored broker, and the HomeLoan Disclosure Schedule will be true and correct as of the Closing Date. To HomeLoan's knowledge, each of the Originator Agreements is a valid, binding and enforceable obligation of the Originator therein and neither HomeLoan nor the Originator is in default under any Originator Agreement nor has there been any occurrence or condition which, with the giving of notice or passage of time, or both, would constitute a breach or default under any Originator Agreement, except where the occurrence of such a default would not have a Material Adverse Effect on HomeLoan. The terms and conditions of each Originator Agreement are in material compliance with all applicable requirements and HomeLoan's and, to the best of HomeLoan's knowledge and as they pertain to loans originated for HomeLoan, each Originator's origination practices and conduct of all business and activities related to the Origination Agreements have been in material compliance with all applicable requirements. Each Originator Agreement is assignable by HomeLoan without the consent of any other person.

          (b) Except for the Originator Agreements, HomeLoan has not entered into any agreement with any person, which agreement is currently in effect, whereby such person takes mortgage applications for HomeLoan or refers mortgage applicants to HomeLoan, processes, underwrites or originates mortgage loans for or on behalf of HomeLoan or closes and funds loans on behalf of or for sale to HomeLoan.

2.19 SURETY OBLIGATIONS. Except as set forth in the HomeLoan Disclosure Schedule, HomeLoan is not obligated as surety or indemnitor under any surety or similar bond or other contract issued and has not entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any person or entity.

2.20 TAXES. All taxes, assessments and other governmental charges that are due and payable by HomeLoan, other than those presently payable without penalty or interest, have been timely paid, and HomeLoan has timely filed (and, through the Effective Time, will timely file) all federal, state and other tax returns required by law to be filed by it. All such tax reports or returns are true, complete and correct in all material respects with regard to HomeLoan for the periods covered thereby. HomeLoan is not delinquent in the payment of any material tax, assessment or governmental charge, there is no tax deficiency asserted against HomeLoan, and, except as provided above, there is no unpaid assessment, deficiency or delinquency in the payment of any of the taxes of HomeLoan or, to the best knowledge of HomeLoan, any proposal for additional taxes or any violation of any federal, state, local or foreign tax law that could be asserted by any taxing authority. There are no tax liens upon any properties or assets of HomeLoan. No Internal Revenue Service, state or local, audit, investigation or Proceeding of HomeLoan is pending or threatened, and the results of any completed audits are properly reflected in the HomeLoan Financial Statements. HomeLoan has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted. All monies required for the payment of taxes not yet due and payable with respect to the operations of HomeLoan through and including the Merger date have been approved, reserved against and entered upon the books and HomeLoan Financial Statements. All monies required to be withheld by HomeLoan from employees or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by HomeLoan to governmental agencies or set aside in accounts for such purpose have been approved, reserved against and entered upon the books and HomeLoan Financial Statements. HomeLoan (i) has not made an election under Section 341(f) of the Internal Revenue Code of 1986 (the "Code"), (ii) is not a party to any agreement or arrangement that could reasonably be expected to result, separately or in the aggregate, in the actual or deemed payment by the Company or a Subsidiary of any "excess parachute payment" within the meaning of Section 280G of the Code, (iii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (iv) has not issued or assumed (A) any obligation described in Section 279(b) of the Code,
(B) any applicable high yield discount obligation, as defined in Section 163(i) of the Code, or (C) any registration-required obligation within the meaning of
Section 163(f)(2) of the Code that is not in registered form.

2.21 PIPELINE LOANS. All Pipeline Loans have been originated and, if applicable, processed by HomeLoan and, to the best of HomeLoan's knowledge, the Originators and the prior Originators, in the ordinary and usual course of business consistent with past practice and in accordance with all applicable requirements and, if underwritten prior to the Closing Date, conform in all respects to the Correspondent Manual, the Underwriting Guidelines and to the warranties and representations and other requirements for loans as contained in the related Originator Agreement. All of the Pipeline Loans that HomeLoan has underwritten and priced have been underwritten and priced in the ordinary course of business consistent with past practice. None of the Pipeline Loans will be secured by (i) shares of stock in a cooperative corporation, (ii) mobile homes, or (iii) units in a timeshare residence. The HomeLoan Disclosure Schedule lists all of the Pipeline Loans as of October 16, 2000.

2.22 MARKETING, SOLICITATION AND ORIGINATION MATERIALS. HomeLoan has made available to Loraca true and accurate copies of all of the solicitation and marketing materials, application and commitment documents and materials, compliance and disclosure materials, loan closing and funding documents and materials and all other documents and materials prepared by or for HomeLoan and used by HomeLoan and any Originator in connection with or in relation to the Origination Business.

2.23 PROPRIETARY RIGHTS. Except as set forth in the HomeLoan Disclosure Schedule, HomeLoan owns or validly licenses the right to use all material technology, proprietary information, know-how, ideas (patented or unpatented), data, licenses, customer lists, processes, trade secrets, computer software, computer programs, designs, inventions, trademarks, trademark registrations and applications therefor, trade names (whether or not registered or registrable), service marks, service mark registrations and applications therefor (collectively, the "Proprietary Rights") necessary to conduct the business of HomeLoan as the business is presently being conducted. The HomeLoan Disclosure Statement sets forth a complete and correct list (including, where applicable, registration numbers and dates of filing, renewal and termination) of all trademarks, trade names, services marks, domain names and registration and applications for such Proprietary Rights. HomeLoan shall have at all times after the Effective Time to its knowledge the exclusive right to use the Proprietary Rights necessary to continue to conduct the business of HomeLoan as the business is presently being conducted. No consent of any third party will be required for the use of the Proprietary Rights by HomeLoan after the Effective Time. No claim or opposition has been asserted by any person or entity to the ownership of or HomeLoan's right to use any of the Proprietary Rights or challenging or questioning the validity or effect of any license or agreement relating thereto. HomeLoan has ownership of, or valid licenses to use the Proprietary Rights. Except as set forth in the HomeLoan Disclosure Schedule, the Proprietary Rights owned by HomeLoan are owned free and clear of all liens, charges, or encumbrances. To its knowledge, use by HomeLoan of the Proprietary Rights will not, and the conduct of the business as presently conducted does not, infringe on or violate the rights of any other person or entity. No Proceedings have been instituted, are pending or are threatened that challenge or oppose the rights of HomeLoan with respect to any of the Proprietary Rights. HomeLoan has not received any notice or inquiry from any person or entity of any alleged infringement by HomeLoan. HomeLoan is not aware of any infringement by others of its Proprietary Rights.

2.24 ANTITAKEOVER PROVISIONS INAPPLICABLE. HomeLoan has taken all actions required to exempt HomeLoan, the Agreement, the Merger and any option agreement from any provisions of an antitakeover nature in any organization certificate and bylaws and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

2.25 NO BROKERS. Except as set forth in the HomeLoan Disclosure Schedule, HomeLoan has not employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

2.26 CONDITION OF HOMELOAN. HomeLoan has no knowledge of any event or circumstance relating to or affecting HomeLoan or of any conflict, violation or default by HomeLoan which individually or in the aggregate would materially adversely affect HomeLoan's ability to consummate the transactions contemplated by this Agreement.

2.27 COMPLIANCE WITH LAW; CONDUCT. Except as set forth in the HomeLoan Disclosure Schedule, HomeLoan has not violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or agency or any other Governmental Body, or any judgment, order, writ, injunction or decree of any court or agency, applicable to its business or operation, and has no knowledge of any such violations by any Originator, the Organization Business or HomeLoan properties. HomeLoan's business, including without limitation its Origination Business, conforms, in all material respects, with all federal, state and local mortgage lending and all other federal, state and local governmental and regulatory requirements and to the best of HomeLoan's knowledge each entity that is currently a party to an Originator Agreement with HomeLoan and each prior Originator has been and is in compliance in all material respects with all requirements of the investors and insurers which are applicable to it. HomeLoan has all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct its business as now being conducted, except where the failure to have such items would not have a Material Adverse Effect on HomeLoan or its business. HomeLoan has made available to Loraca copies of all audits, reports, letters and written inquiries related to the Origination Business received since September 30, 1998. No such audit or investigation is pending or, to the best of HomeLoan's knowledge, threatened.

2.28 INSURANCE. Contained in the HomeLoan Disclosure Schedule is a complete and accurate description of all insurance maintained by HomeLoan with respect to the assets, properties and business of HomeLoan. All of the insurable properties of HomeLoan are insured for their benefit under valid and enforceable policies, issued by insurers rated AA or better by A.M. Best Company, HomeLoan is not in default thereunder and any material claims thereunder have been filed in due and timely fashion. The insurance maintained by HomeLoan is in amounts and of a nature as HomeLoan believes is customarily maintained by persons conducting operations similar to those of HomeLoan.

2.29 INDEMNIFICATION. Except as provided in the HomeLoan Disclosure Schedule or the organization certificate or bylaws of HomeLoan, HomeLoan is not a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of HomeLoan (a "Covered Person"), and, except as set forth in the HomeLoan Disclosure

Schedule, to the best of HomeLoan's knowledge, there are no current claims for which any Covered Person would be entitled to indemnification under the organization certificate or bylaws of HomeLoan or any of its Subsidiaries, applicable law, regulation or any indemnification agreement.

2.30 ITEMS REFLECTED IN THE HOMELOAN DISCLOSURE SCHEDULE. The HomeLoan Disclosure Schedule contains a complete and accurate list or brief description of (a) all current or pending contracts, commitments and leases (of real or personal property), written or otherwise, between HomeLoan and any party that involve, in the aggregate, the payment or receipt by HomeLoan of more than $5,000, which cannot be canceled without penalty upon thirty (30) days' notice, or which otherwise are material to HomeLoan; (b) all employee benefit programs (including but not limited to medical, profit-sharing or pension plans), employee bonus and incentive compensation arrangements of HomeLoan; (c) any compensation, noncompetition, severance, consulting, or confidentiality agreements between HomeLoan and any of HomeLoan's executive officers for the last two (2) fiscal years and at present; (d) the number and job category of all current employees of HomeLoan, including with respect to key employees, their names, date of employment, current compensation (including sales commissions) and date and amount of last increase in compensation; (e) all capital assets of HomeLoan with a book value greater than $10,000, setting forth any liens or restrictions thereon; (f) federal and state income tax returns for the last two
(2) fiscal years; (g) a list of all leases, contracts or agreements for which consents of any private persons or public authorities would be required (citing the section(s) thereof requiring such consents) for the consummation of the transactions contemplated hereby, or for the preventing of any termination of any material right, privilege, license or agreement of, or any loss or disadvantage to, HomeLoan or Loraca upon consummation of the transactions contemplated hereby; and (h) all governmental licenses and permits relating to any of HomeLoan's operations; (i) all mortgage servicing agreements; (j) all participation agreements pursuant to which HomeLoan services mortgage loans and under which more than one holder of mortgage loans owns a participation in such loans and has the right to direct the servicing of such loans; (k) all loan purchase commitments whereby HomeLoan agrees to originate or purchase loans; (l) all delivery commitments whereby an investor agrees to purchase loans at HomeLoan's option, but under which HomeLoan is not obligated to deliver any loans; (m) all agreements between HomeLoan and correspondents, mortgage brokers and other persons pursuant to which HomeLoan purchases, funds or otherwise acquires mortgage loans in the conduct of its Origination Business ("Originator Agreements"); (n) all agency agreements pursuant to which HomeLoan acts as agent for the procurement of insurance business on behalf of an insurer, or otherwise engages in any activity with a purpose to enroll the mortgagors of mortgage loans serviced by HomeLoan in a group credit life, accident and health insurance program sponsored by such insurer; (o) all agreements concerning HomeLoan keeping secret or confidential any information or intellectual property with respect to its Origination Business (other than credit applications or agreements with customers for or relating to the borrowing of funds or otherwise pursuant to law); (p) all agreements or continuing commitments for charitable contributions in excess of $5,000.00 in the aggregate; (q) all agreements in which HomeLoan is a general partner or joint venturer; (r) all agreements which contain a covenant not to compete or other agreement which limits, restricts or prohibits HomeLoan's conduct of all or part of its Origination Business in any area or in any manner which will limit, restrict or prohibit Loraca's conduct of all or part of the Origination Business in any area or in any manner on or after the Closing Date; (s) all pipeline loans; (t) all warehoused loans; and (u) all portfolio loans.

2.31 BANK ACCOUNTS; POWERS OF ATTORNEY. The HomeLoan Disclosure Schedule completely and accurately lists the name of each bank, brokerage firm or other financial institution in which HomeLoan has an account or possesses a safe deposit box and sets forth the amount and nature of all cash and cash equivalents contained therein at August 31, 2000. The HomeLoan Disclosure Schedule also lists the names of all persons authorized to draw thereon, or to have access thereto or to authorize transactions therein, and the names of all parties, if any, holding powers of attorney from HomeLoan with respect thereto or with respect to any other matter, and the account number of any such account. HomeLoan does not maintain any securities or commodity trading account or other brokerage account.

2.32 TRANSACTIONS WITH AFFILIATES. Except as set forth in the HomeLoan Disclosure Schedule and in HomeLoan's Employment Agreement with William B. Loughborough, HomeLoan has not engaged in any loans, leases, contracts, guarantees or other transactions with any director, officer or key employee of HomeLoan, or any member of any such individual's immediate family or any other Affiliate of HomeLoan and no such person has any other material interest in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of HomeLoan. As used in this Agreement, "Affiliate" shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person or entity. A person or entity shall be deemed to control another person or entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person or entity, whether through the ownership of voting securities, by contract or otherwise.

2.33 CORRUPT PRACTICES. Since January 1, 1998, there have been no violations of the Foreign Corrupt Practices Act or any similar state or federal statute relating to bribery or similar offenses by HomeLoan or any of its former Subsidiaries or any of their agents. Neither HomeLoan, its former Subsidiaries, nor any officer, director, employee or agent of HomeLoan or any former Subsidiary (or any person acting on behalf of any of the foregoing) has since January 1, 1998, given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official, or any other person or entity who is or may be in a position to help or hinder HomeLoan or any of such Subsidiaries or assist HomeLoan or any of such Subsidiaries in connection with any actual or proposed transaction, which gift or similar benefit, if not given in the past, would have a Material Adverse Effect, or which would subject HomeLoan or any of such Subsidiaries to material penalty in any private or governmental Proceeding.

2.34 INVESTMENTS IN COMPETITORS. To HomeLoan's knowledge, none of the executive officers or directors of HomeLoan owns directly or indirectly any interest or has any investment in any corporation, business or other person or entity that is a competitor or potential competitor of, or which otherwise directly or indirectly does business with, HomeLoan.

2.35 NO DEFAULT. Except as set forth on the HomeLoan Disclosure Schedule, HomeLoan is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under (a) its Certificate of Incorporation or Bylaws; (b) any mortgage, loan, agreement, contract, arrangement, lease, lease purchase, indenture or other evidences of indebtedness for borrowed money or other instrument to which HomeLoan is now a party or by which HomeLoan or any of the assets of HomeLoan is bound; or (c) any judgment, order, writ, injunction, or decree, of any court, arbitrator, agency, official, authority or other Governmental Body, in each case except where such a default would not have a Material Adverse Effect on HomeLoan or its business.

2.36 BOOKS AND RECORDS. The books and records of HomeLoan and its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

2.37 COPIES OF DOCUMENTS . HomeLoan has delivered or made available to Loraca complete and accurate copies of all documents listed on the HomeLoan Disclosure Schedule. All of the exhibits and schedules provided by HomeLoan are true, correct and complete in all material respects.

2.38 COMPLETENESS OF DISCLOSURES. No representation or warranty made by HomeLoan in this Agreement or in any certificate or schedule delivered by HomeLoan pursuant to this Agreement contains, nor will any such representation or warranty on and as of the Closing Date contain, any untrue statement of a material fact or omits, nor will on and as of the Closing Date omit, to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances in which they were made.

2.39 TAX TREATMENT OF THE MERGER. As of the date hereof, HomeLoan has no knowledge of any fact or circumstances that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free organization under the Code.

2.40 ASSUMED NAMES. Since January 1, 1999, HomeLoan and/or Landmark Financial Services, Inc. have been doing business under the names: USA HomeLoan.com, Inc.; 1-800-Home-Loan; Landmark Mortgage; Landmark Financial Services; HomeLoan.net; HomeLoan.com; Progressive Mortgage and Crest Park Mortgage. Except as set forth in the Disclosure Schedule, HomeLoan has notified every applicable agency or regulatory authority in a timely manner with respect to its use of such names.

3. REPRESENTATIONS AND WARRANTIES OF LORACA AND MERGER SUB

Except as set forth in the disclosure schedule delivered to HomeLoan by Loraca contemporaneously with the execution hereof (the "Loraca Disclosure Schedule"), Loraca hereby represents and warrants to HomeLoan as follows:

3.1 ORGANIZATION; QUALIFICATION. Loraca is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Loraca and Merger Sub each has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. Loraca is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect on Loraca and its Subsidiaries taken as a whole.

3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Loraca and Merger Sub each has full corporate power and authority to execute, deliver and perform this Agreement and, subject to approval by the stockholders of Merger Sub, to consummate the transactions contemplated hereby. The execution and delivery by Loraca and Merger Sub of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Loraca and Merger Sub and, except for the approval of the Merger by the stockholders of Merger Sub, no other corporate proceedings on the part of Loraca or Merger Sub are necessary with respect thereto. Loraca will take or cause to be taken all corporate action that is necessary for Loraca and Merger Sub to execute and file the Certificate of Merger with the Secretary of State of Delaware and to complete the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Loraca and Merger Sub and constitutes a legal, valid and binding obligation of Loraca and Merger Sub enforceable against each of them in accordance with its terms.

3.3 CAPITALIZATION. The authorized capital stock of Loraca consists of 50,000,000 shares of Loraca Common Stock, par value $.001 per share, of which, as of the date hereof, 9,630,193 shares of Loraca Common Stock are validly issued and outstanding, fully paid and nonassessable. As of the date hereof, except as disclosed in the Loraca Disclosure Schedule, there are no outstanding options, warrants, rights or other commitments to issue or sell any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from Loraca, any shares of its capital stock. No shares of Loraca's capital stock have been issued in violation of any preemptive rights or applicable federal or state securities law. Except as set forth on the Loraca Disclosure Schedule, there are no outstanding obligations of Loraca to repurchase, redeem, or otherwise acquire any capital stock or other securities of Loraca. There are no voting trusts or other agreements, including stockholder agreements or other understandings to which Loraca or any of its Subsidiaries is a party with respect to the voting of the capital stock of Loraca or any of its Subsidiaries.

3.4 VALIDITY OF SHARES TO BE ISSUED. The 3,000,000 shares of Common Stock to be issued to the stockholders of HomeLoan as a result of the Merger have been duly authorized and, upon delivery thereof pursuant to the provisions of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, not subject to any preemptive rights, and issued in compliance with applicable securities laws. Such shares will be "restricted securities" and will not be registered with the SEC under the Securities Act.

3.5      PENDING ACQUISITIONS; PRO FORMA CAPITALIZATION/FINANCIAL STATEMENTS.

(A) Section 3.5(a) of the Loraca Disclosure Schedule sets forth a pro forma capitalization table of Loraca, as of the Effective Time, taking into account the consummation of the acquisitions by Loraca of HomeLoan, as contemplated herein, and On-Call Mortgage (collectively, the "Acquisitions"), and the $1,200,000 private placement of Loraca Common Stock ("Private Placement").

(B) Section 3.5(b) of the Loraca Disclosure Schedule contains a pro forma balance sheet of Loraca prepared internally taking into account (i) the historical operations of Loraca based on interim unaudited financial statements of Loraca as of August 31, 2000, (ii) the effect of the Acquisitions on the financial condition of Loraca, and (iii) the Private Placement.

3.6 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance by Loraca and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby by Loraca or its Subsidiaries (including Merger
Sub) require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body, court, agency, or authority, other than (a) the filing of the Certificate of Merger with the Secretary of the State of Delaware with respect to the Merger, (b) any applicable filings with and consents and/or approvals set forth in HomeLoan Disclosure Schedule (c) the consent of certain of Loraca's lenders and (d) consents, permits, authorizations, notifications or filings the failure of which to obtain or make would not, when considered together, have a Material Adverse Effect on Loraca and its Subsidiaries taken as a whole or materially adversely affect the ability of Loraca to perform its obligations set forth herein or to consummate the transactions contemplated hereby.

3.7 NO VIOLATIONS. Except as set forth on the Loraca Disclosure Schedule, the execution, delivery and performance of this Agreement by Loraca and Merger Sub, the consummation by Loraca and Merger Sub of the transactions contemplated hereby or compliance by Loraca and Merger Sub with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of Loraca or any of its Subsidiaries (including Merger Sub), (b) result in a default, or give rise to any right of termination, cancellation or acceleration, or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action of any person, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise) agreement, lease or other instrument or obligation to which Loraca or any of its Subsidiaries (including Merger Sub) is a party or by which Loraca or any of its Subsidiaries (including Merger Sub) may be bound other than that which has been or will be obtained, (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of Loraca or any of its Subsidiaries (including Merger Sub); or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Loraca or any of its Subsidiaries (including Merger Sub), subject to actions required under Loraca's existing credit agreements.

3.8 FINANCIAL STATEMENTS; SEC REPORTS. The consolidated financial statements, financial statement schedules and notes to such financial statements and schedules of Loraca ("Loraca Financial Statements") contained in Loraca's Annual Report on Form 10-K for the fiscal year ended December 31 1999, as filed with the SEC ("Loraca Form 10-K") and Loraca's Quarterly Reports on Form 10-Q as filed with the SEC after December 31, 1999 ("Loraca Form 10-Q's") are, in each case, true, complete and correct and were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as noted therein, and fairly present the information purported to be shown therein. All Loraca Financial Statements have been prepared from the books and records of Loraca and its Subsidiaries, which accurately and fairly reflect the transactions and dispositions of the assets of Loraca and its Subsidiaries. Neither Loraca nor any of its Subsidiaries had any liabilities, contingent or otherwise, whether due or to become due, known or unknown, other than as indicated on the latest balance sheets ("Latest Loraca Balance Sheet") included in the Loraca Financial Statements. Loraca and its Subsidiaries have adequately funded all accrued employee benefit costs and such funding is reflected in the balance sheets included in the Loraca Financial Statements. Each of Loraca's Form 10-K, Loraca's Form 10-Q's, and Loraca's other public filings with the SEC, including Loraca's Current Reports on Form 8-K as filed with the SEC after December 31, 1999 ("Loraca Form 8-K Reports") and Loraca's definitive proxy statements as filed with the SEC after December 31, 1999 (collectively referred to as the "Loraca Filings") have been prepared in accordance and in compliance with the rules and regulations of the SEC and do not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading. Loraca has filed with the SEC as exhibits to the Loraca Filings all agreements, contracts and other documents or instruments required to be so filed, and such exhibits are correct and complete copies of such agreements, contracts and other documents or instruments. Loraca has filed all forms, reports and other documents that it is required to file with the SEC.

3.9 LITIGATION. Except as disclosed in the Loraca Filings or in the Loraca Disclosure Schedule, there is no Proceeding pending, threatened against, relating to, or affecting Loraca, any of its Subsidiaries or any of their respective properties or assets or any officer or director of Loraca or its Subsidiaries relating to Loraca or its Subsidiaries, at law or in equity, before any Governmental Body. Neither Loraca, any of its Subsidiaries nor any of their respective properties or assets is specifically by name subject to any currently existing order, judgment, writ, decree or injunction. Except as disclosed in the Loraca Disclosure Schedule, Loraca is not subject to any Proceeding by any Governmental Body.

3.10 ABSENCE OF CHANGES. Since June 30, 2000, except as disclosed in the Loraca Disclosure Schedule, the business of Loraca has been operated in the ordinary course consistent with past practice and there has not been (a) any material adverse change in the business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities of Loraca (contingent or otherwise, whether due or to become due, known or unknown); (b) any dividend declared or paid or distribution made on the capital stock of Loraca, or any capital stock of Loraca redeemed or repurchased; (c) any occurrence of long-term debt by Loraca; (d) any salary, bonus or compensation increases to any officers, employees or agents of Loraca; (e) any pending or threatened litigation or disputes affecting Loraca; or (f) any other change in the nature of, or the manner of conducting, the business of Loraca, other than changes that neither have had, nor reasonably may be expected to have, a Material Adverse Effect on the business of Loraca.

3.11 UNDISCLOSED LIABILITIES; COMMITMENTS. Except as disclosed in the Loraca Disclosure Schedule, Loraca does not have any debts, guaranties, liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, (a) that were not accrued or reserved against in the Loraca Financial Statements; (b) that were incurred after Loraca, other than in the ordinary course of business; or (c) that in the aggregate have or can reasonably be expected to have a Material Adverse Effect on Loraca. Loraca has in all material respects performed all contracts, agreements and commitments to which it is a party, and to the knowledge of Loraca, there is not under any such contracts, agreements or commitments any existing default or event of default or event which with notice or lapse of time or both would constitute a default.

3.12 COMPLIANCE WITH LAW; CONDUCT. Loraca has not violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or agency or any other Governmental Body, or any judgment, order, writ, injunction or decree of any court or agency, applicable to its business or operation, except where such violations or failure to comply would not have a Material Adverse Effect on Loraca. Loraca's business conforms, in all material respects, with all federal, state and local mortgage lending and all other federal, state and local governmental and regulatory requirements. Loraca has all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct its business as now being conducted, except where the failure to have such items would not have a Material Adverse Effect on HomeLoan or its business.

3.13 CORRUPT PRACTICES. Since February 26, 1998, there have been no violations of the Foreign Corrupt Practices Act or any similar state or federal statute relating to bribery or similar offenses by Loraca or any of its former Subsidiaries or any of their agents. Neither Loraca, its former Subsidiaries, nor any officer, director, employee or agent of Loraca or any former Subsidiary (or any person acting on behalf of any of the foregoing) has since January 1, 1998, given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official, or any other person or entity who is or may be in a position to help or hinder Loraca or any of such Subsidiaries or assist Loraca or any of such Subsidiaries in connection with any actual or proposed transaction, which gift or similar benefit, if not given in the past, would have a Material Adverse Effect, or which would subject Loraca or any of such Subsidiaries to material penalty in any private or governmental Proceeding.

3.14 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. Merger Sub is a direct, wholly owned subsidiary of Loraca and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

3.15 NO BROKERS. Loraca has not employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

3.16 COPIES OF DOCUMENTS . Loraca has delivered or made available to HomeLoan complete and accurate copies of all documents listed on the Loraca Disclosure Schedule.

3.17 COMPLETENESS OF DISCLOSURES. No representation or warranty made by Loraca in this Agreement or in any certificate or schedule delivered by Loraca pursuant to this Agreement contains, nor will any such representation or warranty on and as of the Closing Date contain, any untrue statement of a material fact or omits, nor will on and as of the Closing Date omit, to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances in which they were made.

3.18 TAX TREATMENT OF THE MERGER. As of the date hereof, Loraca has no knowledge of any fact or circumstances that would cause the transactions contemplated by this Agreement to result in any federal tax liability to Loraca, Merger Sub or HomeLoan.

3.19 CONDITION OF HOMELOAN. Loraca has no knowledge of any event or circumstance relating to or affecting HomeLoan or of any conflict, violation or default by HomeLoan which individually or in the aggregate would materially adversely affect HomeLoan's ability to consummate the transactions contemplated by this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF OWNERS

Except as set forth in the disclosure schedule delivered to Loraca and Merger Sub by Owners contemporaneously with the execution hereof (the "Owners Disclosure Schedule"), Owners hereby represent and warrant to Loraca and Merger Sub as follows:

4.1 TITLE TO SHARES. Immediately prior to the Closing, Owners shall be the lawful owner and holder of an aggregate of 9,089,000 shares of HomeLoan Common Stock, and, on the Effective Time, shall hold all such shares, including their pro rata portion of all shares of Loraca Common Stock contributed to the Escrow established under Section 5.14 hereunder (the "Escrow Shares"), free and clear of all liens, encumbrances or adverse claims of any kind or character. The Escrow Shares shall be and remain free and clear of all liens, encumbrances or adverse claims of any kind or character during and throughout the period that the Escrow is in effect.

4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. This Agreement (including, for purposes of this Section 4.2, EXHIBIT B hereto) has been duly and validly executed and delivered by the Owners and constitutes the legal, valid and binding obligation of the Owners, enforceable against them in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws affecting enforcement of creditors' rights generally. The execution, delivery and performance by the Owners of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of any law to which the Owners are subject nor result in a breach or violation by the Owners of any of the terms or provisions of, or constitute a default by the Owners under any note, bond, mortgage, indenture, license, trust (constructive or other), agreement, lease, or other instrument or obligation to which the Owners are a party or by which the Owners are bound. The Owners are not a party to, or subject to, or bound by, any currently existing order, judgment, injunction, writ or decree of any court or governmental authority, or any arbitration award that would restrict performance by the Owners of this Agreement or such other documents or instruments to be executed or delivered by the Owners in conjunction herewith.

4.3 CERTAIN TRANSACTIONS OR ARRANGEMENTS. Except for agreements and transactions entered into in connection with this Agreement and except as set forth in the Owners Disclosure Schedule, the Owners are not presently, directly or indirectly, a party to any transaction with HomeLoan, including without limitation: (a) any contract, agreement, understanding or commitment or other arrangement providing for the furnishing of services by, rental of real or personal property from or otherwise requiring payments to the Owners or any Affiliate of the Owners; (b) any contract, agreement, understanding, commitment or other arrangement relating to the employment of the Owners by the Company, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan; or (c) any loans or advances to or from HomeLoan.

4.4 INVESTMENTS IN COMPETITORS. Except as set forth in the Owners Disclosure Schedule, the Owners do not own, directly or indirectly, any interest or have any investment in any corporation, business or other person or entity that is a competitor or potential competitor of, or that otherwise directly or indirectly does business with, HomeLoan, or HomeLoan's Subsidiaries.

4.5 COPIES OF DOCUMENTS . The Owners have delivered or made available to Loraca complete and accurate copies of all documents listed in the Owners Disclosure Schedule.

4.6 OWNERS' REPRESENTATION AND WARRANTY. The Owners, jointly with HomeLoan, hereby make the same representations and warranties to Loraca as HomeLoan is making to Loraca under Article 2 of this Agreement, and HomeLoan's representations and warranties under Article 2 are hereby incorporated in this
Article 4 for such purposes. The Owners' representations and warranties shall be qualified to the same extent (e.g., materiality, knowledge, listing on HomeLoan Disclosure Schedule) as HomeLoan's representations and warranties.

5.       ADDITIONAL AGREEMENTS

5.1 CONDUCT OF BUSINESS OF HOMELOAN AND LORACA. After the date hereof and prior to the Effective Time, HomeLoan and Loraca shall each conduct its operations according to its normal course of business to preserve intact its business organization, keep available the services of their officers and employees, preserve and maintain satisfactory relationships and goodwill with licensors, suppliers, dealers, customers and all others having business relationships with them, pay the suppliers, vendors and taxing authorities of HomeLoan and Loraca in accordance with its usual business practices and in a timely fashion and continue to service and maintain all of its assets in a manner consistent with past practice.

5.2 FORBEARANCES BY HOMELOAN. Except as contemplated by this Agreement, HomeLoan shall not, and shall not permit any of its Subsidiaries, after the date hereof and prior to the Effective Time, without the prior written consent of Loraca.

(A) complete any reorganization into a holding company structure or otherwise change its corporate structure from that in effect on the date hereof;

(B) issue additional capital stock or any additional securities or obligations convertible into or exchangeable for, or giving any person any right to acquire, capital stock or change the terms of any outstanding stock option, warrants, or convertible debt instruments other than in connection with the issuances of HomeLoan Common Stock upon the exercise or conversion of outstanding stock options, warrants or convertible notes;

(C)      acquire any shares of its capital stock;

(D)      declare or pay any dividend;

(E) issue any stock options, stock appreciation rights, warrants or any other rights relating to its securities;

(F)      sell any assets not in the ordinary course of business;

(G) issue or incur additional debt for borrowed money other than pursuant to existing credit agreements or waive or release any right or collateral or cancel or compromise any extension of credit or other debt or claim;

(H) change its method of accounting, except as required by changes in generally accepted accounting principles as concurred in writing by HomeLoan's independent auditors;

(I)      mortgage, pledge or otherwise encumber any of its properties or assets;

(J) make any investment in third parties or assets of a capital nature either by purchasing stock, securities or assets, contributing to capital, transferring property or otherwise making any investment;

(K) enter into or terminate any contract or agreement, or make any changes in any of its material leases or material contracts; (L) make any commitments for capital expenditures or other commitment or transaction other than in the ordinary course of business;

(M) settle any claim, action or proceeding involving any liability of HomeLoan for money damages or material restrictions upon the operations of HomeLoan;

(N) make, renegotiate, renew, increase, extend or purchase any (i) loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (A) in the ordinary course of business in conformity with existing lending practices or (B) loans or advances as to which HomeLoan has a legally binding obligation to make such loan or advances as of the date hereof and a description of which has been provided by HomeLoan in writing to Loraca prior to the execution of this Agreement; or (ii) loans, advances or commitments to directors, officers or other affiliated parties of HomeLoan or any of its Subsidiaries;

(O) increase in any manner, whether by bonus or otherwise, the compensation of any of its officers or employees;

(P) amend its Certificate of Incorporation or Bylaws except as may be necessary to facilitate the consummation of the transactions contemplated by this Agreement;

(Q) make any investment or commitment to invest in real estate or in any real estate development project;

(R) establish or make any commitment relating to the establishment of any new office facilities;

(S) elect to the Board of Directors of HomeLoan any person who is not a member of the Board of Directors of HomeLoan as of the date of this Agreement; or

(T)      enter into any agreement to do any of the things described in clauses
         (a) through (s) above.

5.3 INVESTIGATION OF BUSINESS AND PROPERTIES. Each party hereto may make or cause to be made such investigation of the business and properties of the other parties and of their financial and legal condition as such party deems appropriate or advisable to familiarize himself/itself therewith, provided such investigation shall not unreasonably interfere with the normal operations of the other parties. HomeLoan and Loraca agree to permit the other party and its accountants, counsel and other representatives to have reasonable access to the premises, books and records of the first party. HomeLoan and Loraca will furnish the other party with such financial and operating data and other information with respect to the business and properties of the other party as the requesting party shall from time to time reasonably request in accordance with this Section.

5.4 CONFIDENTIALITY. Each party agrees with respect to all technical, commercial and other information that is furnished or disclosed by the other parties, including, but not limited to, information regarding such party's (and its Subsidiaries' and Affiliates') organization, personnel, business activities, customers, subscribers, policies, assets, finances, costs, sales, revenues, technology, rights, obligations, liabilities and strategies (the "Information"), that, unless and until the transactions contemplated hereby shall have been consummated, (a) such Information is confidential and/or proprietary to the furnishing/disclosing party and entitled to and shall receive treatment as such by the receiving party; (b) the receiving party will hold in confidence and not disclose or use (except in respect of the transactions contemplated hereby) any such Information, treating such Information with the same degree of care and confidentiality as it accords its own confidential and proprietary information; PROVIDED, HOWEVER, that the receiving party shall not have any restrictive obligation with respect to any Information that (i) is contained in a printed publication available to the general public, (ii) is or becomes publicly known through no wrongful act or omission of the receiving party, or (iii) is known by the receiving party without any proprietary restrictions by the furnishing/disclosing party at the time of receipt of such Information; and (c) all such Information furnished to a party by another, unless otherwise specified in writing, shall remain the property of the furnishing/disclosing party and, in the event this Agreement is terminated, shall be returned to it, together with any and all copies made thereof, upon written request for such return by it (except for documents submitted to a governmental agency with the consent of the furnishing/disclosing party or upon subpoena and that cannot be retrieved with reasonable effort), and each party shall confirm in writing to the others compliance with any such request. Each party hereto acknowledges that the remedy at law for any breach by a party of its obligations under this section is inadequate and that the other parties shall be entitled to equitable remedies, including injunctive relief, in the event of breach by any other party.

5.5 PUBLIC ANNOUNCEMENTS. HomeLoan and Loraca shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or transactions contemplated hereby, shall not issue any such press release or make any such public statement prior to such consultation, and shall consult with each other as to form and substance of other public disclosures related thereto; PROVIDED HOWEVER, that nothing contained herein shall prohibit either party from making any disclosure that is required by law.

5.6 AGREEMENT TO CONSUMMATE. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to do all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including, but not limited to, the obtaining of all consents, authorizations, orders and approvals of any governmental commission, board or other regulatory body required in connection therewith and initiating or defending any legal action that is necessary or appropriate to permit the transactions contemplated hereby to be consummated. Without limiting the foregoing, none of the Owners will take any action to exercise any statutory appraisal rights that they may have with respect to the Merger. At any time after the Effective Time, if any further action is necessary, proper or advisable to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, each party to this Agreement shall take, or cause its proper officers to take, such action. No party to this Agreement shall take or cause to be taken any action that would cause the representations or warranties expressed herein to be untrue or incorrect on the Effective Time.

5.7 REGISTRATION RIGHTS. Owners shall have the rights of holders of Registrable Shares as described in EXHIBIT E, and the HomeLoan stockholders shall have the rights set forth in Section 2.5 of EXHIBIT E.

5.8 MERGER SUB STOCKHOLDER'S APPROVAL. Merger Sub shall, as soon as possible, solicit the consent of Loraca for the purpose of consenting to the Merger. In connection with obtaining such consent, the Board of Directors of Merger Sub shall recommend approval of the matters related to the Merger to be consented to and shall use its best efforts to obtain such consent.

In lieu of such meeting, such approval may be affected by the unanimous written consent of the stockholders of Loraca. Loraca agrees to provide its consent to the Merger.

5.9 HOMELOAN STOCKHOLDERS' APPROVAL. HomeLoan shall, as soon as practicable, solicit all required consents from its stockholders to effect the Merger. In connection with obtaining such consents, HomeLoan shall mail all required material to its stockholders, and the Board of Directors of HomeLoan shall recommend approval of the proposals to be consented to and shall use its best efforts to obtain such stockholder consent(s).

5.10 NOTICE TO WARRANT HOLDERS AND CONVERTIBLE NOTE HOLDERS. HomeLoan shall provide reasonable advance written notice to all holders of outstanding Warrants (other than to the holder of the McDonald Warrant) and Convertible Notes of HomeLoan of the transaction contemplated hereby.

5.11 LICENSE. In the event that Loraca sells or licenses the HomeLoan.net software (the "HomeLoan Software")) to either Citi-Mortgage or Pulte Homes or one of their respective affiliates, the HomeLoan stockholders as of the Closing Date shall be entitled to receive 75% of an amount equal to the difference between (x) all sale proceeds or license fees and (y) the sum of any direct costs related to the continued development of the HomeLoan Software through Version 2.0 and any direct costs associated with such sale or license.

5.12 AGREEMENT REGARDING BROKERS. Each party agrees that it or he will pay or dispute, and indemnify and hold the other parties harmless from, any claims of brokers or others for finder's or brokerage fees asserted as a result of representations by such party to such brokers or others, regardless of whether the existence of such brokers or others are disclosed herein; PROVIDED, HOWEVER, that HomeLoan and Loraca will split 50:50 any fee due to Donaldson, Lufkin & Jenrette as a result of the Merger.

5.13 REPRESENTATIONS, WARRANTIES AND AGREEMENTS; SURVIVAL. The representations, warranties and indemnities of Loraca, Merger Sub, HomeLoan and Owners, contained in this Agreement and any related documents, shall survive for a maximum period of thirty (30) months after the Effective Time. At the end of the survival period of the representations, warranties and indemnities of HomeLoan and Owners, Loraca shall, without further action, be deemed to have fully released HomeLoan and Owners from any and all responsibility with respect to a breach of such representations and warranties (including any obligation under the indemnification provisions contained in Section 5.14) unless during such survival period Loraca shall have given Owners notice of the nature and reasonable particulars under the then existing circumstances of any claimed breach by HomeLoan and/or Owners. At the end of the survival period of representations, warranties and indemnities of Loraca and Merger Sub, Owners shall, without further action, be deemed to have fully released Loraca from any and all responsibility with respect to a breach of such representations and warranties unless during such survival period Owners shall have given Loraca notice on behalf of Owners and the former HomeLoan stockholders of the nature and reasonable particulars under the then existing circumstances of any claimed breach by Loraca and the basis therefor. The obligations, covenants and agreements of HomeLoan, Owners, Loraca and

Merger Sub contained in this Agreement and any related documents shall survive the closing for a maximum period of two (2) years; PROVIDED, HOWEVER, that Loraca's obligations under (y) Section 5.16 shall survive for the duration of the applicable guarantees and (z) Section 5.7 shall survive for four (4) years from the Effective Time.

5.14     INDEMNIFICATION AND SECURITY ESCROW.

(A) The HomeLoan stockholders shall indemnify and hold Loraca harmless from and against, and promptly reimburse Loraca for, any out of pocket loss, expense, damage, deficiency, liability or obligation, including investigative and settlement costs and attorneys' fees, but excluding such foregoing items that are reimbursed and any costs, expenses or other amounts incurred internally by Loraca or its Subsidiaries or affiliates, arising out of or in connection with (i) any breach of representation or warranty of HomeLoan or Owners contained in Article 2 or Article 4 hereof or in any certificate delivered pursuant hereto or (ii) any breach of any covenant of HomeLoan or Owners contained in this Agreement. On the Effective Time, thirty-three percent (33%) of the Common Stock Merger Consideration will be escrowed (the "Escrow") with U.S. Trust Company of New York, N.A. (the "Escrow Agent") to secure and satisfy Loraca's right to indemnification hereunder or
         (iii) any of the following items:

(1) collateral penalties, fines and extraneous costs, if any, for HomeLoan's failure prior to Closing to satisfy the minimum tangible net worth requirements of HomeLoan's warehouse banks (RMST - $1,000,000; Regions - $250,000), but not any amount to increase HomeLoan's tangible net worth to satisfy such minimum requirements;

(2) collateral penalties, fines and extraneous costs, if any, for HomeLoan's failure prior to Closing to satisfy HUD's net worth requirement, but not any amount to increase HomeLoan's net worth to satisfy such minimum requirement;

(3) collateral penalties, fines and extraneous costs, if any, for HomeLoan's defaults prior to Closing under its HomeLoan.com and HomeLoan.net domain name purchase agreements, but not the respective $250,000 or $20,000 remaining payments due under these agreements;

(4) costs, expenses (including attorney's fees) and settlement amounts, if any, payable with respect to HomeLoan's items of litigation set forth in Table 8 of the HomeLoan Disclosure Schedule;

(5) Any cost, expense or settlement amount of HomeLoan, if any, related to the return under HomeLoan's 401(k) Plan of excess contributions to an aggregate of thirteen employees for collections/withholding of 401(k) contributions prior to Closing;

(6) Any cost, expense or settlement amount, if any, related to HomeLoan's election prior to Closing to discontinue its policy of matching a portion of the employee's 401(k) contributions;

(7) Any cost, expense or settlement amount, if any, arising out of loans in the process of clearing more serious suspension items as set forth in Table 13b of the HomeLoan Disclosure Schedule;

(8) Collateral penalties, fines and extraneous costs of HomeLoan, if any, relating to HomeLoan's delay prior to Closing in purchasing new licenses from Microsoft, but not license fees otherwise payable to Microsoft; and

(9) Collateral penalties, fines and extraneous costs, if any, for HomeLoan's defaults prior to Closing under agreements with its warehouse banks, correspondent investors, equipment lessors and vendors, but not payment defaults under the applicable agreements that are specifically identified on the Disclosure Schedule;

         except in each case to the extent HomeLoan has reflected such penalties, fines, costs, expenses and settlement amounts in its August 31, 2000 financial statements.

(B) The Escrow shall be further defined in the Escrow Agreement attached hereto as EXHIBIT B and shall remain in effect until two and one-half (2 1/2) years from the date of Closing (such date, the "Escrow Termination Date"); PROVIDED, HOWEVER, that one-half of the amount in escrow will be released after two (2) years from the date of Closing. The Escrow may be maintained past the Escrow Termination Date only in the event of litigation concerning the Escrow.

(C) Upon receipt by Loraca (the "Indemnified Party") of notice of any situation, event or occurrence that might give rise to a claim for indemnification of such Indemnified Party against HomeLoan and/or the Owners pursuant to this Section 5.14, the Indemnified party shall give prompt written notice thereof to the Owners (each such party, an "Indemnifying Party"), indicating the nature of such indemnification. A claim for indemnity may, at the option of the Indemnified Party, be asserted as soon as any situation, event, or occurrence has been noticed by the Indemnified Party, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred.

(D) Indemnification to Loraca will be limited to situations, events and/or occurrences of which Loraca provides notice to the Owners prior to the Escrow Termination Date and to the amount of, and only from shares comprising, the Escrow. Notwithstanding any other provision of this Agreement, Loraca's right to indemnification under this Section 5.14 shall be its sole remedy against HomeLoan, Owners and/or the former stockholders of HomeLoan for any suit, action or other claim whatsoever arising at any time under this Agreement or any other transaction documents related to this Agreement, except for indemnification under Section 5.14(a) related only to any breach of a representation or warranty contained in Section 2.16 or 2.20.

(E) Loraca will not be eligible to obtain any indemnification from the Escrow if any individual claim is less than $10,000 and cumulative claims do not exceed $25,000 and in such cases there will be no deduction from the escrow account. Shares released from the Escrow after the Escrow Termination Date will be returned to each of the former HomeLoan stockholders in accordance with the terms of the Escrow Agreement.

5.15 ELECTION OF DIRECTOR. Contemporaneously with the Closing, Loraca shall cause the election or appointment of William B. Loughborough to the Loraca Board of Directors, to serve until the next Loraca Annual Stockholders' Meeting. Prior to the expiration of such initial appointed term, Loraca shall use reasonable efforts (which shall not be less than the efforts expended to nominate and seek the reelection of any other director) to nominate William B. Loughborough and seek his election to its board of directors for a term until the next Loraca Annual Stockholders' Meeting.

5.16 RELEASE OF GUARANTY. Loraca, William B. Loughborough and HomeLoan shall use best efforts to have William B. Loughborough released from providing or continuing to provide the personal guarantees listed on SCHEDULE 5.16 on behalf of Loraca or HomeLoan. Loraca agrees to become a party to the leases and agreements underlying such guarantees and to provide such guarantees as may be requested in replacement of the guarantees by William B. Loughborough and, in the event no replacement is allowed, agrees to use its best efforts to cause the indebtedness, liabilities or obligations subject to such guarantees to be retired, replaced or restricted in order to effect the retirement, replacement or cancellation of any such guarantees by William B. Loughborough. In the event Loraca is unable to have Mr. Loughborough released from such obligations, Loraca agrees to indemnify and hold William B. Loughborough harmless from any loss, liability, damage, expense or claim arising out of such guarantees, but only to the extent that any such loss, liability, damage, expense or claim arises out of, or is due to, facts and circumstances occurring solely after the Closing.

5.17     RESERVED.

5.18 STOCK OPTIONS, WARRANTS AND CONVERTIBLE NOTES. Loraca agrees to reserve for issuance a sufficient number of shares of Loraca Common Stock for issuance pursuant to the exercise of the Stock Options, the McDonald Warrant and the Convertible Notes to which Loraca is obligated under Section 1.4(e) hereof. Loraca agrees to take any and all actions necessary to effect and complete the assumption of the Stock Options, the McDonald Warrant and the Convertible Notes as contemplated by Section 1.4(e) hereof.

5.19 HOMELOAN FINANCIAL STATEMENTS. HomeLoan shall furnish to Loraca on or prior to the Closing Date, the HomeLoan Financial Statements as of the end of each calendar month since January 1, 2000 prior to the Closing Date and as of the Closing Date, and a draft of the audited HomeLoan Financial Statements as of the year ended June 30, 2000.

5.20 SECURITIES LAWS. Loraca shall deliver to HomeLoan certificates regarding the status of HomeLoan's stockholders as accredited investors and an information statement to be distributed to all of HomeLoan's stockholders. HomeLoan shall distribute such documentation to its stockholders and arrange for completion and return of such questionnaires.

5.21 APPOINTMENT OF AND ACTION BY SELLER'S TRUSTEE. The HomeLoan stockholders and William B. Loughborough, in his capacity as seller's representatives ("Seller's Trustee"), are expected to enter into a Stockholders' Trust Agreement (the "Trust Agreement") dated as of the date hereof, which will authorize Seller's Trustee, pursuant to the terms of the Trust Agreement, among other things, to exercise stock rights and take those actions that Seller's Trustee is permitted or required to take under Section 5.14 hereof. Mr. Loughborough as Seller's Trustee hereunder agrees that no resignation of Seller's Trustee shall be effective as against Loraca until Loraca shall have received thirty (30) days' prior written notice of such resignation, such notice specifying a date upon which such resignation shall take effect. Accordingly, from and after the execution of this Agreement, Loraca shall be entitled to rely on and treat as the instruction and authorization of Seller's Trustee any writing signed by such Seller's Trustee, indicating that he is acting in such capacity. Any document or notice purported herein or required hereby to be delivered or given to the HomeLoan stockholders by Loraca shall also be delivered to the Seller's Trustee. If at any time for any reason it is the case that no one is appointed and acting as Seller's Trustee for any period, the rights and obligations of Seller's Trustee shall nonetheless be exercised and satisfied by the HomeLoan stockholders as set forth in the Trust Agreement.

5.22 LITIGATION COMMITTEE. Promptly following the Effective Time, Loraca will designate a special litigation committee consisting of William B. Loughborough, as Chairman, Bernard A. Guy and Ronald R. Baca (the "Litigation Committee"), provided such persons are willing to serve, which will assist Loraca in evaluating and managing the progress of the claims set forth in Section 2.11 of the Disclosure Schedule as well as any claims by third parties against HomeLoan that may arise in the future based solely on events that occurred prior to the Effective Time and that are subject to indemnification under Section 5.14. The Litigation Committee shall be responsible for advising Loraca exclusively on the defense of the claims, including the evaluation of any settlement proposal.

6.       CONDITIONS PRECEDENT TO CLOSING

         6.1 GENERAL CONDITIONS. Consummation of the Merger shall be subject to the fulfillment at the Effective Time of each of the following conditions:

(A) NO INJUNCTION. No court having jurisdiction shall have issued, to the knowledge of Loraca, HomeLoan or Owners, an injunction preventing the consummation of the Merger that shall not have been stayed or dissolved at the Effective Time.

(B) HSR ACT. Either (i) the transactions contemplated hereby are not subject to the HSR Act or (ii) the waiting period under the HSR Act shall have expired or been terminated and no action shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner or, if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

(C) SECURITIES LAW. Loraca shall have received all federal and state securities law authorizations or obtained applicable exemptions, if any, necessary to consummate the transactions contemplated hereby, provided Loraca shall use commercially reasonable efforts to obtain the same. HomeLoan shall have obtained the requisite number of signed certificates regarding accredited investors.

(D) PROCEEDINGS. All proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the parties and their counsel, and the parties and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the parties or their counsel may reasonably request.

(E) CONVERSION OF SERIES A CONVERTIBLE PREFERRED STOCK. All shares of HomeLoan Series A Convertible Preferred Stock shall be converted into HomeLoan Common Stock immediately prior to the consummation of the Merger.

         6.2 CONDITIONS TO CLOSING IN FAVOR OF HOMELOAN. Consummation of the Merger shall be subject to the fulfillment, to the satisfaction of HomeLoan, or written waiver, at or before the Effective Time, of each of the following conditions:

(A) COPIES OF RESOLUTIONS OF LORACA AND MERGER SUB. Loraca and Merger Sub shall have furnished HomeLoan with copies of resolutions duly adopted by the Board of Directors of Loraca and the Board of Directors and stockholders of Merger Sub approving the execution and delivery of this Agreement and consummation of the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of Loraca and the Secretary or Assistant Secretary of Merger Sub.

(B) OPINIONS OF COUNSEL FOR LORACA. Loraca shall have furnished HomeLoan with an opinion dated the Closing Date of Hale Lane Peek Dennison Howard and Anderson, and Thacher Proffitt & Wood, counsel for Loraca, in the forms attached hereto as EXHIBIT C-1 and EXHIBIT C-2.

(C) REPRESENTATIONS AND WARRANTIES OF LORACA AND MERGER SUB. The representations, warranties and statements of Loraca and Merger Sub contained in this Agreement, the exhibits hereto and the Loraca Disclosure Schedule, shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Closing Date, except for changes contemplated by this Agreement, as if made on the Closing Date; and Loraca and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by then at or prior to the Closing Date.

(D) LORACA OFFICERS' CERTIFICATES. Loraca and Merger Sub shall have delivered to HomeLoan certificates, dated the Closing Date, of the President and Secretary of Loraca and of Merger Sub to the effect that
         (i) they are familiar with the provisions of this Agreement and (ii) the conditions specified in Section 6.1 and in paragraph (c) of this
         Section 6.2 have been satisfied in all material respects.

(E) GOVERNMENTAL CONSENTS, AUTHORIZATIONS, ETC. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable Governmental Body that are required for, or in connection with, the execution and delivery of this Agreement by Loraca and Merger Sub and the consummation by Loraca and Merger Sub of the transactions contemplated hereby shall have been obtained or made.

(F) LEGISLATION. No law or legally binding regulation shall have been enacted that does or would prohibit, restrict or delay consummation of the Merger or any of the conditions to the consummation of the Merger or that does or would have a Material Adverse Effect on Loraca or any of its Subsidiaries.

(G) MERGER SUB STOCKHOLDER APPROVAL. The holders of at least a majority of the shares of outstanding capital stock of Merger Sub shall have voted in favor of the Merger.

(H) CONSENTS. On or before the Effective Time, Loraca shall have obtained all necessary or required consents to the transactions contemplated by this Agreement including, without limitation, the consents required by Loraca's lenders, on terms and conditions reasonably satisfactory to Loraca. In addition, on or before the Closing Date, HomeLoan shall have obtained all necessary or required consents to the transactions contemplated by this Agreement including, without limitation, the consents required by HomeLoan's lenders, on terms and conditions reasonably satisfactory to HomeLoan and Loraca.

(I) EMPLOYMENT AND CONSULTING AGREEMENTS. Loraca shall have entered into an employment, consulting or noncompete agreement and/or nonsolicitation agreement (of customers and employees) with William B. Loughborough in the form attached hereto as EXHIBIT F.

6.3 CONDITIONS TO CLOSING IN FAVOR OF LORACA. Consummation of the Merger shall be subject to the fulfillment, to the satisfaction of Loraca, or written waiver, at or before the Effective Time of the following conditions:

(A) COPIES OF RESOLUTIONS OF HOMELOAN. HomeLoan shall have furnished Loraca with copies of resolutions/consents duly adopted by the Board of Directors and stockholders of HomeLoan approving the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of HomeLoan.

(B) Opinion of Counsel for HomeLoan. HomeLoan shall have furnished Loraca with an opinion dated the Closing Date of Arter & Hadden LLP, counsel for HomeLoan, in form attached hereto as EXHIBIT D.

(C) REPRESENTATIONS AND WARRANTIES OF HOMELOAN AND OWNERS. The representations, warranties and statements of HomeLoan and Owners contained in this Agreement, the Exhibits hereto, the HomeLoan Disclosure Schedule and the Owners Disclosure Schedule shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Closing Date, except for changes contemplated by this Agreement, as if made at and as of the Closing Date; and HomeLoan and Owners shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(D) HOMELOAN OFFICERS' AND OWNERS CERTIFICATES. HomeLoan shall have delivered to Loraca a certificate, dated the Closing Date, of the President and Secretary of HomeLoan to the effect that (i) they are familiar with the provisions of this Agreement and (ii) the conditions specified in Section 6.1 and in paragraph (c) of this Section 6.3 have been fully satisfied. The Owners shall have delivered to Loraca a Certificate, dated the Closing Date, to the effect that (i) they are familiar with the provisions of the Agreement and (ii) the conditions specified in Section 6.1 and in Paragraph (c) of this Section 6.3 have been fully satisfied.

(E) GOVERNMENTAL CONSENTS, AUTHORIZATIONS, ETC. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable Governmental Body that are required for or in connection with, the execution and delivery of this Agreement by HomeLoan and the consummation by HomeLoan of the transactions contemplated hereby and for the continuing operation of the HomeLoan business shall have been obtained or made.

(F) LEGISLATION. No law or legally binding regulation shall have been enacted that does or would prohibit, restrict or delay consummation of the Merger or any of the conditions to the consummation of the Merger or that does or would have a Material Adverse Effect on HomeLoan.

(G)      WAREHOUSE LINES OF CREDIT. Subject to Loraca's obligations under
         Section 5.16, at Loraca's option, all warehouse lines, construction lines, credit facilities/agreements and other working capital lines of credit of HomeLoan and shall remain in effect with HomeLoan at the same terms and rates of interest made available to HomeLoan prior to the consummation of the transactions contemplated hereby.

(H) CONSENTS. On or before the Effective Time, HomeLoan shall have obtained all necessary or required consents to the transactions contemplated by this Agreement, including, without limitation, the consents required by HomeLoan's lenders, on terms and conditions reasonably satisfactory to HomeLoan and Loraca, as well as the consent of HomeLoan's common shareholders. In addition, on or before the Closing Date, Loraca shall have obtained all necessary or required consents to the transactions contemplated by this Agreement, including, without limitation, the consents required by Loraca's lenders, on terms and conditions reasonably satisfactory to Loraca.

(I) EMPLOYMENT AND CONSULTING AGREEMENTS. Loraca shall have executed an employment, consulting or noncompete agreement and/or nonsolicitation agreement (of customers and employees) with William B. Loughborough on terms as outlined on EXHIBIT F.

(J) ABSENCE OF MATERIAL CHANGE. There shall have been no material adverse changes in the business of HomeLoan prior to Closing or in the balance sheet provided by HomeLoan to Loraca reflecting HomeLoan's financial condition as of the Closing, except as would occur in the ordinary course of business between August 31, 2000 and the date of Closing.

(K) DUE DILIGENCE. Loraca and its financial and legal advisers shall have satisfactorily completed a review prior to Closing of the business, financial, technical and legal affairs of HomeLoan.

(L) DISSENTERS. Shareholders owning not more than 1,000,000 shares of HomeLoan Common Stock shall have exercised dissenter's rights under the Delaware General Corporation Law with respect to the transaction contemplated hereby.

(M) PROPERTY LEASE. The landlord under that certain lease with respect to the premises located at 2901 Dallas North Tollway, Plano, Texas 75093 shall have executed a written instrument completely releasing HomeLoan from any defaults that may have existed under the Lease.

7.       TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether or not stockholder approval has been received:

(A)      by mutual consent of the Boards of Directors of Loraca and HomeLoan;

(B) by HomeLoan if any representation or warranty of Loraca or Merger Sub or by Loraca if any representation or warranty of HomeLoan or Owners contained herein shall have been incorrect or breached in any material respect, as to which notice shall have been given to such party, and shall not have been cured or otherwise resolved to the reasonable satisfaction of the other party on or before the Effective Time;

(C) by either HomeLoan or Loraca if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable; or

(D) by HomeLoan or Loraca if the Merger has not become effective by October 23, 2000; PROVIDED, HOWEVER, that no party shall be permitted to terminate hereunder if such party is in violation of this Agreement.

         7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided herein, this Agreement shall become wholly void and have no further force and effect except as hereinafter provided; and there shall be no liability on the part of HomeLoan and Loraca (or their respective officers of directors) except to comply with the confidentiality provisions of Section 5.5 hereof, and except as otherwise provided herein. Nothing contained herein shall relieve any party from liability for its breach of this Agreement.

7.3 AMENDMENT. This Agreement and the Exhibits and Schedules hereto may be amended by the parties hereto at any time prior to the Effective Time; PROVIDED, HOWEVER, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, any corporate party hereto that is entitled to the benefits hereof, by action taken by its Board of Directors or a duly authorized officer, may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties hereto, (b) in whole or in part, waive any inaccuracy in the representations and warranties of any of the other parties hereto contained herein or in any Exhibit or Schedule hereto or in any document delivered pursuant hereto, and (c) in whole or in part, waive compliance with any of the agreements of any of the other parties hereto or conditions contained herein; PROVIDED, HOWEVER, that HomeLoan may not unilaterally waive or extend the obligations of the Owners. Any agreement on the part of any party hereto to any such extension or waiver shall be valid as set forth in an instrument in writing signed and delivered on behalf of such party.

8.       GENERAL PROVISIONS

         8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or transmitted by facsimile, mailed by registered or certified mail (return receipt requested) or sent by a recognized next business day courier to the persons at the following addresses (or at such other address for a party as shall be specified by like notice):

(A)      If to Loraca:

                  Loraca International, Inc.
                  1601--5th Avenue, Suite 2320
                  Seattle, Washington 98101
                  Attention:  Bernard Guy
                  Facsimile:  206-332-0500

                  with a copy to:

                  Thacher Proffitt & Wood
                  Two World Trade Center
                  New York, New York  10048
                  Attention:  Robert C. Azarow
                  Facsimile:  212-912-8371

(B)      If to HomeLoan:

                  HomeLoan.com, Inc.
                  2901 Dallas Parkway, Suite 220
                  Plano, Texas 75093
                  Attention:  William B. Loughborough
                  Facsimile: 972-398-7641

                  with a copy to:

                  Arter & Hadden LLP
                  1717 Main Street, Suite 4100
                  Dallas, Texas 75201
                  Attention:  Joseph A. Hoffman, Esq.
                  Facsimile:  972-741-7139

(C)      If to Owners:

                  William B. Loughborough
                  Tejas Monterrey Investments, Ltd.
                  5612 Champions Drive
                  Plano, Texas 75093
                  Attention:  William B. Loughborough
                  Facsimile: 972-964-2944

                  with a copy to:

                  Arter & Hadden LLP
                  1717 Main Street, Suite 4100
                  Dallas, Texas 75201
                  Attention:  Joseph A. Hoffman, Esq.
                  Facsimile:  972-741-7139

8.2 FEES AND EXPENSES. Each party shall bear their own expenses of both parties in negotiating, executing and delivering this Agreement and any related documents and in preparing for the Closing (as defined below).

8.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5 MISCELLANEOUS. This Agreement, including the Exhibits and Schedules hereto,
(a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; (b) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof, except for rights that may expressly arise as a consequence of the Merger and the related transactions, including the Escrow; (c) shall not be assigned by operation of law or otherwise; (d) has been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto; and (e) shall be governed in all respects, including validity, interpretation and effect by the substantive laws of the State of Nevada without regard to conflict of law provisions.

         8.6 CLOSING. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at Arter & Hadden LLP, 1717 Main Street, Suite 4100, Dallas, Texas at

10:00 a.m. on October 20, 2000 or at such other place and time as Loraca and HomeLoan shall mutually agree (the "Closing Date"). Unless otherwise agreed by Loraca and HomeLoan, the closing shall occur on the Effective Time.

                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed by their duly authorized officers.

                                 HOMELOAN.COM, INC.


                                 By:  /s/ William B. Loughborough
                                      ------------------------------------------
                                      William B. Loughborough
                                      President and Chief Executive Officer



                                      /s/ William B. Loughborough
                                      ------------------------------------------
                                          William B. Loughborough, Individually


                                  TEJAS MONTERREY INVESTMENTS, LTD.

                                   By: KELLER MANAGEMENT, LLC, a Delaware
                                       limited liability company


                                       By:  /s/ William B. Loughborough
                                            -----------------------------------
                                       Name: William B. Loughborough
                                            -----------------------------------
                                       Its:  President-Secretary
                                            -----------------------------------


                                     LORACA INTERNATIONAL, INC.


                                         By: /s/ Bernard Guy
                                            -----------------------------------
                                         Name:   Bernard Guy
                                              ---------------------------------
                                         Its:    President
                                              ---------------------------------


                                      HL ACQUISITION CORP.


                                         By: /s/ Bernard Guy
                                             ----------------------------------
                                         Name:   Bernard Guy
                                              ---------------------------------
                                         Its:    President
                                              ---------------------------------

                                 SCHEDULE 5.16




                               RELEASE OF GUARANTY


                               PARKWAY GREEN, LTD.
                              SAN FELIPE PLAZA, LTD
                             AT&T CREDIT CORPORATION
                        STEELCASE FINANCIAL SERVICES INC.
                          NEWCOURT LEASING CORPORATION
                                      RMST
                                 REGIONS FUNDING
                         HELLER FINANCIAL SERVICES, INC.
                                   WELLS FARGO
                            MONARCH BUSINESS SYSTEMS